EXHIBIT 4(b)


                    COMMITMENT AGREEMENT

                Dated as of February 20, 1998



                           Between

                   AMREP SOUTHWEST, INC.,
                  a New Mexico corporation

                          "Company"

                             and



              RESIDENTIAL FUNDING CORPORATION,
                   a Delaware corporation

                          "Lender"

                                      TABLE OF CONTENTS


ARTICLE I            DEFINITIONS..............................................2
     Section 1.1.    Certain Defined Terms....................................2
     Section 1.2.    Other Definitional Provisions...........................16

ARTICLE II           SUBMISSION AND APPROVAL OF PROJECTS 17
     Section 2.1.    Conditions Precedent to Making Project Loans............17
     Section 2.2.    Approval of Projects....................................17
     Section 2.3.    Project Loans and Security..............................18
     Section 2.4.    Extension of Project Loan Availability
                      Termination Date.......................................21
     Section 2.5.    Revolving Nature........................................21

ARTICLE III          FEES AND PAYMENTS.......................................22
     Section 3.1.    Project Loan Commitment Fees and Letter
                      of Credit Fees.........................................22
     Section 3.2.    No Reduction in Commitment Fees.........................23
     Section 3.3.    Payments................................................23
     Section 3.4.    Applications of Payments; Late Charges..................23
     Section 3.5.    Adjustments To Project Loan Amounts.....................24

ARTICLE IV           REPRESENTATIONS AND WARRANTIES..........................25
     Section 4.1.    Consideration...........................................25
     Section 4.2.    Organization............................................25
     Section 4.3.    Authorization...........................................25
     Section 4.4.    Governmental Consents...................................25
     Section 4.5.    Validity................................................25
     Section 4.6.    Financial Position......................................26
     Section 4.7.    Governmental Regulations................................26
     Section 4.8.    Employee Benefit Plans..................................26
     Section 4.9.    Securities Activities...................................26
     Section 4.10.   No Material Adverse Change..............................26
     Section 4.11.   Payment of Taxes........................................26
     Section 4.12.   Litigation..............................................26
     Section 4.13.   Environmental Matters...................................26
     Section 4.14.   No Burdensome Restrictions..............................27
     Section 4.15.   Full Disclosure.........................................27

ARTICLE V            COVENANTS OF COMPANY....................................28
     Section 5.1.    Consideration...........................................28
     Section 5.2.    Affirmative Covenants...................................28
     Section 5.3.    Negative Covenants......................................32
     Section 5.4.    Financial Covenants.....................................33
     Section 5.5.    Insurance...............................................34

ARTICLE VI           EVENTS OF DEFAULT AND REMEDIES..........................36
     Section 6.1.    Events of Default.......................................36
     Section 6.2.    Remedies................................................38
     Section 6.3.    Authorization to Apply Assets...........................38

ARTICLE VII          MISCELLANEOUS...........................................40
     Section 7.1.    Successors and Assigns..................................40
     Section 7.2.    Notices.................................................40
     Section 7.3.    Changes, Waivers, Discharge and Modifications
                      in Writing.............................................41
     Section 7.4.    No Waiver; Remedies Cumulative..........................41
     Section 7.5.    Costs, Expenses and Taxes...............................42
     Section 7.6.    Disclaimer by Lender; No Joint Venture..................42
     Section 7.7.    Indemnification.........................................43
     Section 7.8.    Consultants.............................................43
     Section 7.9.    Governing Law...........................................44
     Section 7.10.   Titles and Headings.....................................44
     Section 7.11.   Counterparts............................................44
     Section 7.12.   Participations..........................................44
     Section 7.13.   Confidentiality.........................................44
     Section 7.14.   Time is of the Essence..................................45
     Section 7.15.   No Third Parties Benefitted.............................45
     Section 7.16.   Severability............................................45
     Section 7.17.   Jurisdiction............................................45
     Section 7.18.   Waiver of Jury Trial....................................45
     Section 7.19.   Interpretation..........................................46
     Section 7.20.   Entire Agreement........................................46
     Section 7.21.   Inconsistencies.........................................46
     Section 7.22.   Termination Date........................................46

EXHIBIT A
     CONDITIONS TO OBLIGATION OF
     LENDER TO MAKE COMMITMENT..............................................A-1

EXHIBIT B
     PROJECT UNDERWRITING DOCUMENTS.........................................B-1

EXHIBIT C
     PROJECT REQUIREMENTS...................................................C-1

EXHIBIT D
     FORM OF PROJECT COMMITMENT.............................................D-1

EXHIBIT E
     FORM OF EXTENSION REQUEST..............................................E-1

                    COMMITMENT AGREEMENT


     THIS   COMMITMENT    AGREEMENT    (this    "Commitment
Agreement") is made as of February 20, 1998, by and between AMREP SOUTHWEST, INC., a New Mexico corporation
(the  "Company") and  RESIDENTIAL  FUNDING  CORPORATION,  a
Delaware corporation (the "Lender").


                      R E C I T A L S:
                      - - - - - - - -
     A.  The   Company   has   applied   to  Lender  for  a
commitment  to make  project  loans to the  Company and its
affiliates,   the   proceeds  of  which  will  be  used  to
acquire, refinance and/or develop real property.

     B.  Concurrent  with the  execution  and  delivery  of
this Commitment  Agreement,  the Lender will make three (3)
separate  borrowing  base  loans  to the  Company  and  its
affiliates,   the   proceeds  of  which  will  be  used  to
construct homes on the developed real property referenced in Recital A.

     C.  Lender   is   willing   to   commit  to  make  the
requested project loans upon and subject to the terms and conditions set forth in this Commitment Agreement.


                     A G R E E M E N T:
                     - - - - - - - - -
     NOW, THEREFORE, in consideration of the covenants and conditions herein contained, the parties agree as follows:

                         ARTICLE I
                        DEFINITIONS

     Section 1.1. Certain Defined Terms.
                  ---------------------

As used herein (including any Exhibits attached hereto), the following terms shall have the meanings set forth below (unless expressly stated to the contrary):

     "AMREP  Corporation" shall mean AMREP Corporation,  an
Oklahoma corporation.

     "AMREPCO"   shall  mean  AMREPCO,   Inc.,  a  Colorado
corporation.

     "Acquisition  Amount"  shall mean,  with  respect to a
Project,  the portion of the Project  Loan Amount  which is
available   to   be   disbursed   for   Qualified   Project
Expenditures  which  relate to the  acquisition,  financing
or   refinancing  of  the  Land,  as  such  amount  may  be
adjusted from time to time by mutual consent of the Lender and the Project Borrower evidenced by a written statement or agreement executed and delivered by the Lender and the Project Borrower.

     "Advance Rate" shall mean, with respect to a Project and disbursements of the Project Loan for the Project, the percentages set forth in the Project Requirements under the caption "ADVANCE RATES".

     "Affiliate"  shall  mean a Person  that,  directly  or
indirectly,   controls,  is  controlled  by,  or  is  under
common control with, a referenced Person.

     "Appraisal Report" shall mean, with respect to a Project, a real estate appraisal report which (i) has been prepared by an Appraiser, (ii) at the time it is submitted to the Lender is not more than three (3) months old, or was updated by letter not more than three (3) months prior to the date of submission to the Lender,
(iii) states that it is prepared in accordance with the applicable standards of the American Institute of Real
Estate Appraisers for such reports, (iv) provides an appraisal of the Value of the Project or portion thereof required to be appraised thereunder, and (v) employs a customary methodology and provides limiting conditions reasonably satisfactory to the Lender.

     "Appraiser"  shall mean, with respect to a Project,  a
Person who is  qualified  to appraise  property  similar in
size  and  scope  to the  Project,  which  such  Person  is
acceptable   to  the  Lender  in  its  sole  and   absolute
discretion.

     "Assignment"  shall  mean,  with  respect to a Project
Loan, that certain assignment of construction agreements and development items to be executed by the Project
Borrower in favor of Lender, as the same may be amended or otherwise modified from time to time.

     "Available  Amount" shall mean the amount which, until
the  Project  Loan   Availability   Termination   Date,  is
available with respect to any project which is proposed to be included as a Project, which amount shall equal the Commitment Amount less the total of all Project Loan
Amounts.

     "Borrowing  Base Loan" shall mean,  collectively,  the
California  Borrower  Base  Loan,  the  Colorado  Borrowing
Base Loan and the New Mexico  Borrowing  Base Loan,  in the
aggregate   principal  amount  of  Twelve  Million  Dollars
($12,000,000).

     "Borrowing   Base   Loan   Documents"    shall   mean,
collectively,    the   California   Borrowing   Base   Loan
Documents, the Colorado Borrowing Base Loan Documents and the New Mexico Borrowing Base Loan Documents.

     "Borrowing  Base  Loan  Security   Instruments"  shall
mean,  collectively,  the  California  Borrowing  Base Loan
Security  Instruments,  the  Colorado  Borrowing  Base Loan
Security  Instruments  and the New  Mexico  Borrowing  Base
Loan Security Instruments.

     "Budget"  shall mean,  with respect to a Project,  the
itemized  budget for the Project  submitted to and approved
by  the   Lender,   as  such   budget  may  be  amended  in
accordance  with the  provisions of the  Construction  Loan
Agreement.

     "Business Day" shall mean a day other than Saturday, Sunday or a day on which national banks are legally closed for business in the States of Colorado, Illinois, Minnesota, New Mexico or New York.

     "California Borrowing Base Loan" shall mean that certain loan in the original principal amount of Three
Million Dollars  ($3,000,000)  made by the Lender to Shasta
Real  Estate,  pursuant  to the  terms  of  the  California
Borrowing Base Loan Agreement.

     "California Borrowing Base Loan Agreement" shall mean that certain loan agreement to be entered into by and between the Lender and Shasta Real Estate, pursuant to the terms of which loan agreement the Lender intends to make the California Borrowing Base Loan, as the same may be amended or otherwise modified from time to time.

     "California  Borrowing Base Loan Documents" shall have
the  meaning  given  the  term  "Loan   Documents"  in  the
California Borrowing Base Loan Agreement.

     "California  Borrowing Base Loan Security Instruments"
shall  have  the  meaning  given  the term  "Loan  Security
Instruments"   in  the   California   Borrowing  Base  Loan
Agreement.

     "Colorado   Borrowing   Base  Loan"  shall  mean  that
certain  loan  in the  original  principal  amount  of Four
Million  Dollars   ($4,000,000)   made  by  the  Lender  to
AMREPCO,  pursuant to the terms of the  Colorado  Borrowing
Base Loan Agreement.

     "Colorado Borrowing Base Loan Agreement" shall mean that certain loan agreement to be entered into by and between the Lender and AMREPCO, pursuant to the terms of which loan agreement the Lender intends to make the Colorado Borrowing Base Loan, as the same may be amended or otherwise modified from time to time.

     "Colorado  Borrowing Base Loan  Documents"  shall have
the  meaning  given  the  term  "Loan   Documents"  in  the
Colorado Borrowing Base Loan Agreement.

     "Colorado  Borrowing  Base Loan Security  Instruments"
shall  have  the  meaning  given  the term  "Loan  Security
Instruments"   in  the   Colorado   Borrowing   Base   Loan
Agreement.

     "Commitment  Agreement"  shall  mean  this  Commitment
Agreement, as this Commitment Agreement may be amended or otherwise modified from time to time in accordance with the terms hereof.

     "Commitment   Amount"   shall  mean   Twenty   Million
Dollars ($20,000,000).

     "Company"  shall mean AMPREP  Southwest,  Inc.,  a New
Mexico corporation.

     "Construction  Agreements" shall mean, with respect to
a Project, all agreements  (including,  without limitation,
construction  contracts)  entered  into between the Project
Borrower   and   any   contractor,   architect,   engineer,
supplier or other  Person with  respect to the  development
or construction  of the Project,  as such agreements may be
amended  or  otherwise   modified  from  time  to  time  in
accordance  with the  provisions of the  Construction  Loan
Agreement.

     "Construction   Loan   Agreement"   shall  mean,  with
respect to a Project, the construction loan agreement to be executed by the Project Borrower and the Lender, as the same may be amended or otherwise modified from time to time.

     "Construction Progress Schedule" shall mean, with respect to a Project, the schedule for the Development
Work and the Homes submitted to Lender, as such schedule may be adjusted in accordance with the provisions of the Construction Loan Agreement.


    "Debt"   shall   mean,   for   any   Person,   without
duplication,  the sum of all  (i) indebtedness for borrowed
money,  (ii) obligations  evidenced  by bonds,  debentures,
notes or other similar  instruments,  (iii) obligations  to
pay the  deferred  purchase  price of property or services,
(iv) obligations  as lessee  under  leases which shall have
been or should be, in  accordance  with GAAP,  recorded  as
capital   leases,   (v)   obligations  of  such  Person  to
purchase  securities  (or other  property)  which arise out
of  or  in  connection   with  the  sale  of  the  same  or
substantially   similar   securities   or  property,   (vi)
obligations  of such Person to reimburse  any bank or other
Person in respect of amounts  actually  paid under a letter
of credit or  similar  instrument,  (vii)  indebtedness  or
obligations  of  others  secured  by a lien on any asset of
such   Person,   whether  or  not  such   indebtedness   or
obligations  are  assumed by such  Person (to the extent of
the value of the  asset),  (viii) obligations  incurred  by
such Person  pursuant to direct or indirect  guaranties  in
respect of, and  obligations  (contingent  or otherwise) to
purchase or  otherwise  acquire,  or  otherwise to assure a
creditor  against  loss  in  respect  of,  indebtedness  or
obligations   of  others  of  the  kinds   referred  to  in
clauses (i) through (vii) above, and (ix) liabilities in respect of unfunded vested benefits under plans covered by Title IV of ERISA.

     "Deed  of  Trust"  shall  mean,   with  respect  to  a
Project Loan, the construction deed of trust, security agreement and fixture filing with assignment of rents, proceeds and agreements to be executed by the Project
Borrower, as trustor, for the benefit of the Lender, as the same may be amended or otherwise modified from time to time.

     "Development  Amount"  shall mean,  with  respect to a
Project,  the portion of the Project  Loan Amount  which is
available   to   be   disbursed   for   Qualified   Project
Expenditures  which  relate to, or will be  required by the
Project   Borrower  in  connection  with,  the  Development
Work, as such amount may be adjusted from time to time by mutual consent of the Lender and the Project Borrower evidenced by a written statement or agreement executed and delivered by the Lender and the Project Borrower.

     "Development  Work"  shall  mean,  with  respect  to a
Project,  the work of  development  to be  performed  on or
with respect to the Land  (including,  without  limitation,
the  installation  of  utilities,  roads  and  all  related
on-site and off-site  improvements)  in connection with the
development  of the  Land for the  subsequent  construction
thereon  of  Homes,  all of  which  work  and  construction
shall  be   completed  by  or  on  behalf  of  the  Project
Borrower in accordance with the Plans and Specifications, but shall not include the Homes.

     "ERISA"  shall  mean the  Employee  Retirement  Income
Security Act of 1974, as amended from time to time, and the regulations and rulings issued thereunder.

     "Environmental  Indemnity" shall mean, with respect to
a  Project   Loan,   that  certain   hazardous   substances
remediation and indemnification agreement to be executed by the Project Borrower in favor of the Lender, as the same may be amended or otherwise modified from time to time.

     "Event of Default" shall mean the occurrence, after any applicable grace period, of any of the events listed in Section~6.1.

     "Facility   Documents"   shall  mean  all   documents,
instruments,   agreements,   assignments  and  certificates
relating  to the  Project  Loans  and  the  Borrowing  Base
Loan,  including,  without limitation,  any and all loan or
credit  agreements,   promissory  notes,  deeds  of  trust,
mortgages,  security  agreements,   assignments  of  rents,
assignments   of   leases,    assignments   of   contracts,
environmental   indemnities,    guaranties,    contractor's
consent  agreements,  lender's  title  insurance  policies,
opinions  of  counsel,   evidences  of   authorization   or
incumbency,   escrow   instructions,   architect's  consent
agreements,  and UCC  financing  statements  to be executed
(and  acknowledged   where  applicable)  by  the  Obligated
Parties and/or the Lender (as applicable) in connection with Lender making the Project Loans and the Borrowing
Base Loan, as the same may be amended or otherwise modified from time to time. The Facility Documents shall include, but not be limited to, the following:

         (a)  this Commitment Agreement;

         (b)  as to each  Project  Loan,  the Project  Loan
     Documents; and

         (c)  as to the Borrowing  Base Loan, the Borrowing
     Base Loan Documents.

     "Facility  Security   Instruments"  shall  mean,  with
respect to the Project Loans and the  Borrowing  Base Loan,
all  pledge   agreements,   guaranties,   deeds  of  trust,
mortgages,  security  agreements,   assignments  and  other
agreements  or  instruments  executed or  delivered  by the
Obligated  Parties  granting  in favor of  Lender a lien or
encumbrance  on or a security  interest in any  property or
right or  interest  of such  Obligated  Parties as security
for the  Project  Loans  or the  Borrowing  Base  Loan,  or
providing  to the Lender  other  security  for the  Project
Loans  or the  Borrowing  Base  Loan,  as the  same  may be
amended   or   otherwise   modified   from  time  to  time,
including but not limited to the following:

         (a)  as to each  Project  Loan,  the Project  Loan
     Security Instruments; and

         (b)  as to the Borrowing  Base Loan, the Borrowing
     Base Loan Security Instruments.

     "GAAP"  shall  mean  generally   accepted   accounting
principles  set forth in the  opinions  and  pronouncements
of  the  Accounting   Principles   Board  of  the  American
Institute of Certified  Public  Accountants  and statements
and  pronouncements of the Financial  Accounting  Standards
Board or in such other  statements  by such other entity as
may  be   approved   by  a   significant   segment  of  the
accounting profession prevalent in the United States of America.

     "Guarantor"  shall  mean,  with  respect  to a Project
Loan, (i) AMREP Corporation and (ii) with respect to those Projects as to which the Company is not the Project
Borrower, the Company.

     "Guaranty"  shall  mean,  with  respect  to a  Project
Loan,  the  guaranty   agreement  to  be  executed  by  the
Guarantor in favor of the Lender, as the same may be amended or otherwise modified from time to time.

     "Hazardous Materials" shall mean the following:

        (a)  any oil,  flammable  substances,  explosives,
     radioactive    materials,    hazardous    wastes    or
     substances,  toxic wastes or  substances  or any other
     materials   or   pollutants,   exposure  to  which  is
     prohibited, limited or regulated by any governmental authority pursuant to any Hazardous Materials Law;

         (b)  asbestos  in  any  form  which  is  or  could
     become friable,  urea  formaldehyde  foam  insulation,
     transformers   or  other   equipment   which   contain
     dielectric fluid containing levels of  polychlorinated
     biphenyls  in excess of fifty (50) parts per  million,
     exposure to which is prohibited,  limited or regulated
     by  any   governmental   authority   pursuant  to  any
     Hazardous Materials Law;

         (c)  any chemical,  material or substance  defined
     as  or  included  in  the   definition  of  "hazardous
     substances",     "hazardous    wastes",     "hazardous
     materials", "extremely hazardous waste", "restricted hazardous waste", or "toxic substances" or words of similar import under any Hazardous Material Laws; and

         (d)  any other  chemical,  material or  substance,
     exposure to which is prohibited,  limited or regulated
     by  any   governmental   authority   pursuant  to  any
     Hazardous Materials Law.

     "Hazardous Materials Claims" shall mean any and all enforcement, clean-up, removal or other governmental or regulatory actions or orders threatened, instituted or completed with respect to a Project pursuant to any Hazardous Materials Laws, together with all claims made or threatened by any third party relating to damage, contribution, cost recovery compensation, loss or injury with respect to a Project resulting from any Hazardous
Materials.

     "Hazardous  Materials  Laws"  shall mean any  federal,
state  or  local  laws,  ordinances  and  the  regulations,
policies  or  publications   promulgated  pursuant  thereto
relating  to  (i)  any  Hazardous   Materials   (including,
without  limitation,  the  use,  handling,  transportation,
production,  disposal,  discharge  or storage  thereof)  or
(ii)   environmental   conditions   on,   under   or  about
property,   including,   without   limitation,   soil   and
groundwater  conditions;  including,  but not  limited  to,
the  following,  as now or  hereafter  amended:  the  Clean
Air Act, 42 U.S.C.  Sec.  7401,  et. seq.;  the Clean Water
Act, 33 U.S.C.  Sec.  7401,  et.  seq.;  the  Comprehensive
Environmental  Response,  Compensation and Liability Act of
1980,  42 U.S.C.  Sec.  9601,  et. seq.,  as amended by the
Superfund  Amendments and  Reauthorization  Act of 1986, 42
U.S.C.  Sec. 11001,  et. seq.; the Endangered  Species Act,
16 U.S.C.  Sec. 1531,  et. seq.;  the Federal  Insecticide,
Fungicide,  and  Rodenticide  Act, 7 U.S.C.  Sec.  136, et.
seq.;  the Federal Water  Pollution  Control Act, 33 U.S.C.
Sec.   1251,    et.   seq.;    the   Hazardous    Materials
Transportation  Act, 49 U.S.C.  Sec.  1801,  et. seq.;  the
National  Environmental  Policy  Act, 42 U.S.C.  Sec.  4321
et.  seq.;  the  Occupational  Safety  and Health  Act,  29
U.S.C.  Sec. 651 et. seq.;  the Resource  Conservation  and
Recovery  Act, 42 U.S.C.  Sec.  6901,  et.  seq.;  the Safe
Drinking  Water  Act,  42 U.S.C.  Secs.  300f to 300j;  the
Solid Waste  Disposal Act, 42 U.S.C.  Sec.  3251, et. seq.;
and the  Toxic  Substances  Control  Act,  15  U.S.C.  Sec.
2601, et. seq.;  Sections  25115,  25117,  25122.7,  25140,

25249.8,  25281,  25316, 25501, and 25316 of the California
Health  and  Safety  Code;  and  Article 9 or Article 11 of
Title 22 of the California  Administrative  Code,  Division
4, Chapter 20.

     "Homes"  shall mean,  with  respect to a Project,  the
single   family   residences,   condominium   homes  and/or
attached   townhouses  that  will  be  constructed  by  the
Project   Borrower  in   accordance   with  the  Plans  and
Specifications   using  certain  of  the  proceeds  of  the
Borrowing   Base  Loan,   which   structures   the  Project
Borrower shall construct on the Lots and offer for sale to individuals and families.

     "Indemnified  Party"  shall  mean the  Lender  and any
Participants   and  each  of  their  officers,   directors,
employees, agents, attorneys, consultants, advisors and Affiliates.

     "Inspector" shall mean, with respect to a Project, the inspector(s) or engineer(s) engaged by Lender, at the expense of the Project Borrower, to provide to Lender consultation services in connection with the Project.

     "Interest Due Date" shall mean, with respect to each Project Loan and the Borrowing Base Loan, the fifteenth
(15th) calendar day of each month in which the Lender has sent a statement of interest due pursuant to the terms of the Facility Documents.

     "Interest  Reserve"  shall  mean,  with  respect  to a
Project,  the  amount  within  the  Budget  which  has been
designated   as  available  to  pay  the  interest  on  the
Project  Loan;  provided  however,  that in the  event  the
actual  rate of  absorption  of Lots or  Units  within  the
Project,  at any time  after six (6)  months  from the date
when  sales  of such  Lots or  Units  commence,  is  thirty
percent  (30%)  or  more  below  the  projected  absorption
rate,  proceeds  of the Project  Loan may not be  disbursed
to  pay  interest  on the  Project  Loan  Amount;  provided
further  however that in the event that,  after the Project
Borrower  is required  to pay  interest  from its own funds
as provided  in the  preceding  proviso,  sales of the Lots
or Units,  on a cummulative  basis,  are at a rate which is
greater  than  thirty  percent  (30%)  below the  projected
absorption   rate,   proceeds  of  the  Project   Loan  may
thereafter  be  disbursed  to pay  interest  on the Project
Loan Amount.

     "Land"  shall mean,  with  respect to a Project,  that
certain  real  property  which,   upon  completion  of  the
Development  Work,  will be suitable for and  substantially
entitled  for  the   construction   of  Homes  thereon  and
related on and off-site improvements and upon which the Project Borrower will perform the Development Work and construct the Homes, as such real property is legally described in the Construction Loan Agreement.

     "Land  Banking"  shall mean the  practice of acquiring
unimproved  real  property and not  commencing  the initial
phase of  development  of such real  property  within  four
(4)  months  after  the  date  of   acquisition;   provided
however  that the  foregoing  shall  not  apply to any real
property   owned  by  the  Company  on  the  date  of  this
Commitment Agreement.


    "Land   Speculation"   shall  mean  the   practice  of
acquiring   either   (i) unimproved   real   property   and
reselling  such  real  property  without  adding  value  by
development  of such real property,  or (ii) real  property
for  which a  preliminary  plat  has not been  obtained  or
which is not  substantially  entitled  for the  development
of  a  residential  project;   provided  however  that  the
foregoing shall not apply to any real property owned by the Company on the date of this Commitment Agreement.

     "Laws and  Regulations"  shall mean, with respect to a
Project,  (i)  all  laws,   regulations,   orders,   codes,
ordinances,  rules,  statutes  and  policies  of all local,
regional,    county,   state   and   federal   governmental
authorities  having  jurisdiction over the Project and (ii)
all  restrictive  covenants  and other title  encumbrances,
permits and approvals,  leases and other rental  agreements
which in any case  relate  to the  development,  occupancy,
ownership,   management,   use,  and/or  operation  of  the
Project.

     "Lender" shall mean Residential Funding Corporation, a Delaware corporation.

     "Lender's  Release Price" shall mean,  with respect to
a Project  and any Lot or Unit  within  the  Project  which
the Project  Borrower  requests  the Lender to release from
the lien of the Deed of Trust,  the amount  required  to be
paid to the  Lender  prior to such  release,  which  amount
shall  equal,  for each Lot or Unit located in the Project,
(i) an amount  equal to the  applicable  principal  payment
specified  in Section  2.3(d)  plus (ii) if proceeds of the
Borrowing Base Loan have been made  available  based upon a
value being  assigned  to such Lot or Unit  pursuant to the
terms  of  the   Borrowing   Base   Loan   Documents,   the
applicable  principal  payment of the  Borrowing  Base Loan
as  specified  in  the   applicable   Borrowing  Base  Loan
Documents.

     "Letter of Credit" shall mean, with respect to any Project, any letter of credit issued by a bank or other financial institution in favor of a governmental entity to secure the Project Borrower's obligation to complete the Development Work.

     "Letter of Credit Amount" shall mean the face amount of a Letter of Credit.

     "Letter of Credit Fee" shall mean an annual amount equal to one percent (1%) of the Letter of Credit Amount.

     "Lots" shall mean, with respect to a Project, the tracts of real property within the Land that have been or will be developed for the subsequent construction thereon of Homes.

     "Material Adverse Change" shall mean any material and adverse change in, or a change which has a material adverse effect upon, any of:

         (a)  the  business,   properties,   operations  or
     condition  (financial  or  otherwise)  of  any  of the
     Obligated Parties since either or both of (i) April 30, 1997, or (ii) the date of the most recent
     financial    statements   delivered   to   Lender   in
     connection with this Commitment Agreement; or

         (b)  the legal or financial  ability of any of the
     Obligated  Parties to perform any of their obligations
     under  the  Facility   Documents   and  to  avoid  any
     Potential Default or Event of Default; or

         (c) the legality, validity, binding effect or enforceability against any of the Obligated Parties of any Facility Document.

     "Net Worth" shall mean, as to any Person, the net worth of such Person accounted for in accordance with GAAP.

     "New  Mexico  Borrowing  Base  Loan"  shall  mean that
certain  loan  in the  original  principal  amount  of Five
Million  Dollars  ($5,000,000)  made by the  Lender  to the
Company,   pursuant   to  the  terms  of  the  New   Mexico
Borrowing Base Loan Agreement.

     "New Mexico Borrowing Base Loan Agreement" shall mean that certain loan agreement dated of even date herewith by and between the Lender and the Company, pursuant to the terms of which loan agreement the Lender is making the New Mexico Borrowing Base Loan, as the same may be amended or otherwise modified from time to time.

     "New Mexico Borrowing Base Loan Documents" shall have the meaning given the term "Loan Documents" in the New
Mexico Borrowing Base Loan Agreement.

     "New Mexico Borrowing Base Loan Security  Instruments"
shall  have  the  meaning  given  the term  "Loan  Security
Instruments"   in  the  New  Mexico   Borrowing  Base  Loan
Agreement.

     "Non-Lender Projects" shall mean all development or construction projects then being developed or constructed by the Company or any Affiliates, which such projects are not being financed through proceeds of any Project Loan or the Borrowing Base Loan.

     "Note"  shall mean,  with  respect to a Project  Loan,
that  certain   promissory  note  to  be  executed  by  the
Project Borrower, as maker, and made payable to the order of Lender, as holder, in the amount of the Project Loan
Amount and maturing on the Project Loan Maturity Date, to evidence the Project Loan, as such promissory note may be amended or otherwise modified from time to time.

     "Obligated  Parties"  shall  mean,  collectively,  the
Company,  AMREPCO,  Shasta Real Estate,  any other  Project
Borrower  and the  Guarantor,  and shall  include any other
Person  owing   obligations  of  any  kind  to  the  Lender
pursuant to the terms of any of the Facility Documents.

     "Participant" shall mean any financial  institution to
whom  the  Lender,   in  accordance  with  and  subject  to
Section 7.12, at any time sells, assigns, grants or otherwise transfers a participation interest in all or part of the obligations of the Obligated Parties under the Facility Documents.

    "Permitted Exceptions" shall mean, with respect to a Project, (i) real estate taxes and assessments not yet due and payable and possible supplemental assessments for improvements constructed on the Land, (ii) exceptions to title which do not adversely affect the value of the Land, the marketability of title to the Land or the use to which the Land is intended to be put and which are approved by Lender, (iii) easements for the installation and maintenance of utilities servicing the Project which do not adversely affect the value of the Land, the marketability of title to the Land or the use to which the Land is intended to be put and (iv) the exceptions set forth in the Title Policy.

     "Person"  shall  mean  an   individual,   partnership,
corporation   (including   a   business   trust),   limited
liability    company,    joint   stock   company,    trust,
unincorporated   association,   joint   venture   or  other
entity, or a government or any political subdivision or agency thereof.

     "Planning   Costs"  shall  mean,  with  respect  to  a
Project, the fees and planning costs, such as engineering and architectural fees, incurred in connection with the planning for the Development Work and Homes, to the extent reflected in the Budget.

     "Plans and  Specifications"  shall mean,  with respect
to a Project,  the final set of architectural,  structural,
mechanical,  electrical,  grading, sewer, water, street and
utility plans and  specifications  for the Development Work
and the Homes,  including all  supplements,  amendments and
modifications   thereto   signed  and   affixed   with  the
architect's registration stamp or seal, all in form and substance satisfactory to the Lender and the Inspector.

     "Potential Default" shall mean the existence of any event which with the giving of notice, the passage of time, or both, would constitute an Event of Default or an event of default (however described) under any other of the Facility Documents.

     "Prepayment  Price"  shall  mean,  with  respect  to a
Project Loan,  an amount equal to (i) the principal  amount
of the Project  Loan to be  prepaid,  as  requested  by the
Project  Borrower,  with no premium thereon,  plus (ii) all
accrued   interest  to  the  date  of   prepayment  on  the
principal amount prepaid, plus (iii) all unpaid fees, charges and expenses due and owing to Lender.

     "Prime Rate" shall mean the rate that is indicated in the Telerate as the prime lending rate announced from time to time by The First National Bank of Chicago, a national banking association, as in effect from time to time, it being understood that the Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. In the event that such rate is no longer shown in the Telerate, the Company and Lender shall reasonably agree on a substitute source for determining the prime lending rate of The First National Bank of Chicago.

     "Project" shall mean the following:

         (a)  any     acquisition,      development     and
     construction  project  as  to  which  the  Lender  has
     issued a Project  Commitment  and made a Project Loan,
     which  such  project  shall  include  (i) the Land and
     (ii)  the   Development   Work  and/or   Homes  to  be
     completed on the Land; it being understood that upon completion of the Development Work on the Land, proceeds of the Borrowing Base Loan may be made available to finance the construction of the Homes on the Land pursuant to and in accordance with the terms of the Borrowing Base Loan Documents;

         (b) any acquisition and development project as to which the Lender has issued a Project Commitment and made a Project Loan, which such project shall include (i) the Land and (ii) the Development Work to be completed on the Land;

         (c)  any other  project as to which the Lender has
     issued a Project  Commitment  and made a Project Loan,
     including  but not limited to Projects  which  include
     the financing or refinancing  of Land presently  owned
     by the Company,  which such Project  shall include the
     Land  and  any   Development   Work  or  Homes  to  be
     completed on the Land; and

         (d) any other project financed with the proceeds of the Borrowing Base Loan.

     "Project Borrower" shall mean, with respect to a Project, the entity which is specified as the borrower for the Project Loan under the Project Loan Documents, which entity shall also be the owner of the Project and the identity of which such entity is subject to the limitations of Section 2.1(d).

     "Project  Commitment"  shall mean,  with  respect to a
Project,  the  commitment  issued  by  the  Lender  to  the
Project  Borrower,  wherein the Lender  agrees,  subject to
the terms and conditions of this  Commitment  Agreement and
such   commitment,   to  make  the  Project  Loan  for  the
Project. The Project Commitments shall be substantially in the form of Exhibit D, with such additions, deletions and/or amendments as are necessary with respect to the Project, and shall set forth the terms pertaining to the Project and the conditions to disbursement of proceeds of the Project Loan to fund such Project.

     "Project Loan" shall mean, with respect to a Project, the loan made by the Lender to the Project Borrower pursuant to and in accordance with the terms of the Project Loan Documents, in the principal amount of the Project Loan Amount.

     "Project Loan Amount" shall mean, with respect to a Project Loan, the amount designated as the Project Loan
Amount in the Project Loan Documents, as such amount may be adjusted from time to time by mutual consent of the Lender and the Project Borrower evidenced by a written statement or agreement executed and delivered by the Lender and the Project Borrower. The Project Loan Amount shall be the total of the Acquisition Amount plus the Development Amount.

     "Project Loan Anniversary Date" shall mean, with respect to a Project Loan, the anniversary dates of the Construction Loan Agreement.

     "Project  Loan  Availability  Termination  Date" shall
mean  February  20,  1999,  which is the date  twelve  (12)
months  after  the  date  hereof,   as  such  date  may  be
extended pursuant to the terms of Section 2.4.

     "Project  Loan   Commitment   Fee"  shall  mean,  with
respect to each Project Loan, an annual amount, payable in advance on the dates set forth in Section 3.1(a), equal to one-half of one percent (0.50%) of the Project
Loan Amount, as the Project Loan Amount is determined on the day such amount is due and payable.

     "Project Loan  Documents"  shall mean, with respect to
a Project Loan,  all  documents,  instruments,  agreements,
assignments and certificates  relating thereto,  including,
without   limitation,   any   and  all   loan   or   credit
agreements,  promissory notes,  deeds of trust,  mortgages,
security agreements,  assignments of rents,  assignments of
leases,    assignments    of    contracts,    environmental
indemnities,  guaranties,  contractor's consent agreements,
lender's  title  insurance  policies,  opinions of counsel,
evidences   of   authorization   or   incumbency,    escrow
instructions,   architect's  consent  agreements,  and  UCC
financing statements to be executed (and acknowledged where applicable) by any of the Obligated Parties (as applicable) in connection with Lender making the Project
Loan to the Project Borrower, as the same may be amended or otherwise modified from time to time. The Project
Loan Documents shall include, but not be limited to, the following:

         (a)  the Project Commitment;

         (b)  the Construction Loan Agreement;

         (c)  the Note;

         (d)  the Deed of Trust;

         (e)  the Guaranty;

         (f)  the Environmental Indemnity;

         (g)  the Assignment;

         (h)  the UCC Financing Statement;

         (i)  the Construction Agreements;

         (j)  the Title Policy; and

         (k)  the Plans and Specifications.

The Project Loan  Documents  shall  include  those forms of
documents,   instruments,   agreements,   assignments   and
certificates  for the States of  California,  Colorado  and
New  Mexico  which the Lender  and the  Company  approve at
the  time  of  their   execution   and   delivery  of  this
Commitment   Agreement,   as   evidenced   by   a   written
certificate signed by the Lender and the Company. The forms of the Project Loan Documents may be supplemented or amended from time to time to add or amend form Project
Loan Documents approved by the Lender and the Company.

     "Project Loan Maturity Date" shall mean, with respect to a Project Loan, the date which is set forth in the Project Loan Documents as the date on which the Project
Loan matures.

     "Project Loan Security  Instruments"  shall mean, with
respect  to  a  Project   Loan,   all  pledge   agreements,
guaranties,    deeds   of   trust,   mortgages,    security
agreements,    assignments   and   other    agreements   or
instruments  executed or delivered by any of the  Obligated
Parties  (as  applicable)  granting  in favor  of  Lender a
lien  or  encumbrance  on or a  security  interest  in  any
property or right or interest  of such  Obligated  Party as
security for the Project  Loan,  or providing to the Lender
other  security  for the Project  Loan,  as the same may be
amended   or   otherwise   modified   from  time  to  time,
including but not limited to the following:

         (a)  the Deed of Trust;

         (b)  the Guaranty;

         (c)  the UCC Financing Statement; and

         (d)  the Assignment.

     "Project Requirements" shall mean, for any project proposed to be included as a Project pursuant to the terms of this Commitment Agreement, the requirements and limitations listed in Exhibit C.

     "Project Underwriting Documents" shall mean, for any project proposed to be included as a Project pursuant to the terms of this Commitment Agreement, the documents listed in Exhibit B and any other documents relating to the proposed project which Lender reasonably requests, all in form and substance reasonably satisfactory to the Lender and, as to items A4, B1 and B3, in form and substance reasonably satisfactory to the Inspector.


     "Qualified Project Expenditures" shall mean, with respect to a Project Loan, the expenditures for which proceeds of the Project Loan may be disbursed, which such expenditures shall be limited to the following:

         (a)  any   advances   for   acquiring   the  Land,
     financing the Land and/or refinancing the Land;

         (b)  Planning Costs;

         (c)  the  cost  of   materials   and   labor   for
     Development  Work  in  place  for  the  Project,   but
     excluding any costs for materials delivered to the Land which have not yet been put in place;

         (d)  the Interest Reserve;

         (e)  Soft Costs; and

         (f) any other costs or advances which may be specified in the Project Commitment.

The particular amounts which may be disbursed for each of the categories set forth in paragraphs (a) through (f) above shall be set forth in the Budget for the Project.
Amounts in the Budget which are not listed in any of the categories set forth in paragraphs (a) through (f) above shall not be Qualified Project Expenditures and proceeds of the Project Loan may not be disbursed for any such amounts.

     "Shasta  Real  Estate"  shall mean  Shasta Real Estate
Company, Inc., a California corporation.

     "Soft Costs"  shall mean,  with respect to a Project,
the    Project    Borrower's    overhead,    general    and
administrative  expenses,  the Project  Borrower's  general
contracting  fees and other  "soft  costs"  incurred in the
development,   construction,  marketing  and  sale  of  the
Project, to the extent reflected in the Budget.

     "Termination  Date"  shall mean the date on which this
Commitment  Agreement  shall  terminate  and  the  date  on
which all amounts  owing with respect to the Project  Loans
are  required  to be paid in  full,  which  date  shall  be
February  20,  2002  which is the  date  forty  eight  (48)
months from the date of this Commitment Agreement, as such date may be extended pursuant to the terms of
Section 2.4.

    "Title Policy" shall mean,  with respect to a Project,
that  certain  policy of title  insurance  accepted  by the
Lender for the  Project,  which  policy of title  insurance
shall (i) be an ALTA loan form  (1970  form,  unrevised  or
the equivalent  thereof) title  insurance  policy,  (ii) be
issued in such amount as the Lender and the  Company  agree
upon,  (iii) be issued by a title  insurer  approved by the
Lender,  (iv)  insure the Lender  that the Deed Of Trust is
an  enforceable  first lien against  marketable  fee simple
title   to  the   Project,   subject   only  to   Permitted
Exceptions,  (v) provide  mechanics'  lien  coverage,  (vi)
have all  standard  exceptions  deleted  therefrom,  to the
extent  permitted by  applicable  state law, and (vii) have
appended   thereto  such   endorsements   as  Lender  shall
reasonably require.

     "UCC Financing  Statement" shall mean, with respect to
a  Project  Loan,   the  UCC  financing   statement  to  be
executed by the Project  Borrower,  as debtor,  in favor of
Lender,   as  secured  party,  in  connection  with  Lender
making the Project Loan to the Project Borrower, as such UCC financing statements may be amended or otherwise modified from time to time.

     "Unit" shall mean, with respect to a Project, a Lot and the Home constructed on such Lot.

     "Value" shall mean, with respect to a Project or the Land, Lot or Unit located in the Project, the value which an Appraiser assigns as set forth in an Appraisal Report.

     Section 1.2. Other Definitional Provisions.
                  -----------------------------

     (a) Accounting terms not defined herein shall have the respective meanings given to them under GAAP. To the extent that the definitions of accounting terms herein are inconsistent with the meanings of such terms under GAAP, the definitions contained herein shall control.

     (b) The words  "hereof",  "herein" and "hereunder" and
words  of  similar  import  when  used in  this  Commitment
Agreement  shall refer to this  Commitment  Agreement  as a
whole  and  not  to  any   particular   provision  of  this
Commitment Agreement.

     (c) In this  Commitment  Agreement in the  computation
of  periods  of  time  from a  specified  date  to a  later
specified   date,   the  word   "from"   means   "from  and
including" and the words "to" and "until" each means "to but excluding".

                         ARTICLE II
           SUBMISSION AND APPROVAL OF PROJECTS

     Section 2.1. Conditions Precedent to Making Project Loans.
                  --------------------------------------------

     (a) The   obligation   of  the   Lender  to   consider
proposed   projects  for   inclusion  as  Projects  and  to
consider  making  Project Loans is subject to  satisfaction
of  the   "Conditions  to  Obligation  of  Lender  to  Make
Commitment" set forth in Exhibit A.

     (b) Subject  to  compliance  with   subparagraph   (a)
above,   from  the  date  hereof  until  the  Project  Loan
Availability Termination Date, the Company may submit to Lender projects proposed to be included as Projects, all pursuant to and in accordance with the terms of this Commitment Agreement.

     (c) In  order  to  include  a  proposed  project  as a
Project,  the  Company  shall  submit to Lender a  complete
description   of  the  proposed   project,   including  the
Project Underwriting Documents, and evidence that the proposed project complies with the Project Requirements.
The Company's request to the Lender with respect to a Project may include a request that the Lender arrange for the isssuance of a Letter of Credit with respect to the Project, and a detailed description of the terms of such requested Letter of Credit.

     (d) The   Project   Borrowers   may  include  (i)  the
Company, (ii) AMREPCO or Shasta Real Estate, but only if, in addition to AMREP Corporation, the Company shall act as Guarantor with respect to the applicable Project Loan, and (iii) such other entities controlled and managed by the Company as the Lender shall approve, which approval may be granted or withheld in the sole and absolute discretion of the Lender, and which approval, if granted, shall in all events require that, in addition to AMREP
Corporation, the Company act as Guarantor with respect to the applicable Project Loan.

     Section 2.2. Approval of Projects.
                  --------------------

     (a) Upon  its  receipt  of  the  Project  Underwriting
Documents and evidence that the proposed  project  complies
with the  Project  Requirements,  Lender  shall have thirty
(30)  days  to  review  and,  in  its  sole  and   absolute
discretion, approve or disapprove the proposed project for inclusion as a Project.

     (b) In the event the  proposed  project is approved as
a Project,  Lender  shall issue a Project  Commitment  with
respect  thereto and such  proposed  project shall become a
Project  for   purposes  of  this   Commitment   Agreement;
provided however, that no Project Commitment shall be issued with respect to any proposed project unless the Available Amount is at least equal to the amount required as the Project Loan Amount for such Project.


    (c) Immediately   upon   issuance   of   the   Project
Commitment, Lender and the Project Borrower shall proceed to execute and deliver the Project Loan Documents, and upon such execution and delivery, the Project Loan shall be made. Thereafter, upon compliance with the terms and conditions of the Project Loan Documents, disbursements with respect to the Qualified Project Expenditures for the Project may be funded with proceeds of the Project
Loan.

     Section 2.3. Project Loans and Security
                  --------------------------

     (a) General.   The   Project   Loans   shall  be  made
pursuant to the Project Loan Documents, certain of the terms of which are set forth below, but all of which terms are subject to the additional provisions to be included in the Project Loan Documents.

     (b) Disbursements.   Proceeds  of  the  Project  Loans
will be disbursed pursuant to the terms and conditions of the Construction Loan Agreements, which such conditions shall include the following:

         (1)  draws for all of the Projects,  collectively,
     will  be  available  twice  monthly;   draws  for  the
     Construction Amounts for all Projects, collectively, will be available twice monthly;

         (2)  all draws  shall be  submitted  at least five
     (5) Business Days prior to the requested funding date, and the Lender will employ its reasonable best efforts to process the draw requests within five (5)
     Business  Days,  but shall not be  obligated to do so;
     and

         (3)  draw funding will be conditioned  upon, among
     other  things,  supporting   documentation,   work  in
     place, title date downs and the presentation of appropriate representations and warranties by the Project Borrowers.

     (c) Interest   Rate.   The  Project  Loan  shall  bear
interest  at a  rate  equal  to the  Prime  Rate  plus  one
percent  (1%).  All  computations  of interest with respect
to the  Project  Loans shall be made by Lender on the basis
of a year of 360  days,  comprised  of twelve  (12)  thirty
(30) day  months,  and  shall be  computed  for the  actual
number of days  occurring  in the  period  for  which  such
interest  is   payable.   On  or  before  the  fifth  (5th)
Business  Day of each  month,  commencing  with  the  first
month  after  the  Lender  has  disbursed  proceeds  of the
Project  Loan,   the  Lender  shall  send  to  the  Project
Borrower a statement setting forth the amount of interest due for the previous month. The Project Borrower shall pay the interest due for the previous month on or before the Interest Due Date, unless the Project Borrower has elected, with respect to the Project, to include in the Budget for such Project an Interest Reserve, in which event the Lender shall make a drawing on the Project Loan to pay the interest due on the Project Loan until such time as the Interest Reserve is fully disbursed, after which such date the Project Borrower will be required to pay interest on the Project Loan from its own funds.


     (d) Repayment   of   Principal.   Principal   of  each
Project Loan shall be due and payable as follows:

         (1) upon the closing of a Lot or Unit in the Project, the principal amount of the Project Loan to be repaid by the Project Borrower shall be an amount equal to one hundred twenty percent (120%) of the total amount of the Project Loan budgeted for (i) the acquisition of the Lot, (ii) the Development Work for such Lot and (iii) all other costs related to such Lot, until such time as the total amount of the Project Loan budgeted for the Project has been paid in full;

         (2)  if the full  amount of the  Project  Loan has
     not  been  repaid  on  or  before  the  Project   Loan
     Maturity Date, the Project Borrower shall on such Project Loan Maturity Date repay the entire remaining principal amount of the Project Loan; and

         (3)  on  any  date  that  the  Lender   makes  any
     payment to with respect to a Letter of Credit, the Project Borrower shall pay to the Lender an amount equal to the amount so paid by the Lender with respect to the Letter of Credit.

     it  being  understood  and  agreed  that,  as  to  any
     Project  Loan,  the  foregoing   principal   repayment
     provisions  shall be  modified  to reflect  the agreed
     upon principal  repayment  provisions for such Project
     Loan,  including  but  not  limited  to  modifications
     which  provide  that with  respect  to those  Projects
     which  include  the   financing  of  Land   previously
     purchased  by the  Project  Borrower  as to  which  no
     Development  Work  or  Construction  Improvements  are
     contemplated  during the term of the Project Loan, the
     principal   payments  required  by  subsection  (d)(1)
     shall not include any amount advanced by the Lender for the financing of such Land.

     (e) Applications of Payments. Payments with respect to the Project Loans received by Lender shall be applied in the following manner:

         (1)  first,   to  the  payment  of  all  expenses,
     charges, costs and fees incurred by or payable to Lender and for which Project Borrower is obligated pursuant to the terms of the Project Loan Documents;

         (2)  second,   to  the  payment  of  all  interest
     accrued to the date of such payment; provided that the payments made pursuant to Section 2.3(d)(1) and
     (2) shall be applied to the payment of principal in accordance with subparagraph (3) below and not to the payment of interest; and

         (3)  third, to the payment of principal.


Notwithstanding  anything to the contrary  contained herein
or in the  Project  Loan  Documents,  after the  occurrence
and during the  continuation  of an Event of  Default,  all
amounts   received  by  Lender  from  any  party  shall  be
applied in such order as Lender, in its sole discretion, may elect.

     (f) Prepayment.   The  Project  Borrowers  shall  have
the  right to prepay  the Notes at any time,  in full or in
part  at  a  price  equal  to  the  Prepayment  Price.  Any
partial  prepayment  of a Note  shall be  accompanied  by a
statement  wherein  the  Project  Borrower   specifies  the
particular  categories  within the Budget or the particular
Lots and/or Units to which such prepayment relates.

     (g) Releases  from  Lien of Deed of  Trust.  A Project
Borrower   may  from  time  to  time  request  that  Lender
release  one or more  Lots  and/or  Units  from the lien of
the  Deed  of  Trust  and  the  other  Facility   Documents
encumbering such Lots and/or Units. Lender agrees that it will execute a partial release that releases Lender's lien on such Lot or Unit provided that the following conditions precedent shall have been satisfied:

         (1)  Lender shall have  received a written  notice
     requesting the partial  release no fewer than five (5)
     Business  Days prior to the date on which the  partial
     release  is  to  be  effective,   which  notice  shall
     specify (i) the Project, (ii) the specific Lots and/or Units to be released, (iii) if such release is being requested in connection with a sale of the Lots and/or Units, the Person to whom such Lots and/or
     Units are being sold, which Person shall not be an Affiliate of the Company, and (iv) the Lender's
     Release Price(s) therefor;

         (2)  Lender   shall   have    received    evidence
     satisfactory  to Lender  that (i) the  closing  of the
     sale and/or  release of such Lots  and/or  Units shall
     be  conducted  through an escrow with a title  company
     specified by the Project  Borrower and satisfactory to
     Lender,  and (ii) such title  company  shall have been
     instructed,   which   instructions   shall  have  been
     acknowledged  and agreed to by such title  company and
     which  cannot  be  changed  or  supplemented   without
     Lender's written concurrence, not to record Lender's partial release until such title company receives in respect of such release an amount equal to Lender's
     Release Price for such Lots and/or Units and is irrevocably committed to disburse such amount to Lender;

         (3)  Lender   shall   have    received    executed
     originals  of   instruments,   agreements   and  other
     documents,  in  form  and  substance  satisfactory  to
     Lender,  which  Lender  determines  are  necessary  or
     appropriate,   to  evidence   and/or   effectuate  the
     partial release and to modify the Facility Documents as a result thereof;

         (4)  Lender   shall   have    received    evidence
     satisfactory to Lender that Project Borrower shall receive appropriate endorsements to the Title Policy;
     and

         (5)  Lender   shall   have    received    evidence
     satisfactory to Lender that the Project Borrower has satisfied all conditions precedent in the Facility
     Documents  relating  to the release of the Lots and/or
     Units.

     (h) Security.  Payment  of the  Project  Loans and the
Borrowing Base Loan and performance of the obligations of the Obligated Parties under the Facility Documents shall be secured by the collateral described in the Facility

Security  Instruments,  including  first  mortgage liens on
the  real   estate   and  all   improvements   located   or
constructed  on the real estate  financed with the proceeds
of the  Project  Loans and the  Borrowing  Base  Loan.  All
Project  Loans  and  the   Borrowing   Base  Loan  will  be
cross-defaulted   with  this  Commitment   Agreement,   all
Project  Loans will be  cross-defaulted  with the Borrowing
Base Loan and all  Project  Loans  will be  cross-defaulted
with  the  other  Project  Loans.   All  security  for  the
Project   Loans   will    collateralize   this   Commitment
Agreement,  the  Borrowing  Base Loan and all other Project
Loans. In addition, with respect to those Project Loans as to which the Company is not the Project Borrower, the Company shall act as Guarantor.

     Section 2.4. Extension of Project Loan  Availability
                  ---------------------------------------
                  Termination Date.
                  ----------------

The  Company  may,  not  earlier  than one  hundred eighty
(180)  days and not later than forty five (45) days prior to the last day of the then effective Project Loan Availability Termination Date (as it may be extended from time to time pursuant to this Section 2.4), request that the Project
Loan  Availability  Termination Date and the Termination
Date be extended  for a period equal to twelve (12)  months
by giving written notice to Lender in the form of Exhibit E. Lender may, in its sole and absolute discretion, consent or not consent to such request by giving written notice thereof to the Company on or before that date which is forty five (45) days from the date the Lender  received  the  Borrower's
request  to  extend  the Project  Loan   Availability
Termination   Date  and  the Termination  Date.  If  Lender
fails to give  such  notice Lender  shall  be  deemed  not
to  have  consented  to such extension.  If the Lender
consents  to such  request,  the Project  Loan   Availability
Termination   Date  and  the Termination  Date shall each be
extended for the specified period of time without the requirement of any further action by the Company or Lender.

      Section 2.5. Revolving Nature
                   ----------------

     (a) In entering into this  Commitment  Agreement,  the
Lender and the  Company  intend  that prior to the  Project
Loan  Availability  Termination  Date,  any  amounts of the
Project  Loans which are repaid  may,  subject to the terms
of this  Commitment  Agreement  limiting  the Project  Loan
Amounts  and  the  terms   restricting   disbursements   of
proceeds of the Project  Loans,  be added to the  Available
Amount and shall be made available for another Project and Project Loan.

     (b) To the extent approved by the Lender and as set forth in the applicable Project Commitment, the Project
Loan allocable to a Project may revolve, and principal payments of the Project Loan may, subject to the terms of this Commitment Agreement and the applicable Project Loan
Documents, be redrawn for the Project.

                        ARTICLE III
                     FEES AND PAYMENTS

     Section 3.1. Project Loan  Commitment Fees and Letter
                  ----------------------------------------
                  of Credit Fees.
                  --------------

     (a) Each Project Borrower shall be required to pay to Lender the Project Loan Commitment Fees on the dates and for the periods set forth in this subparagraph (a).
The Project Loan Commitment Fees are payable in advance for each of the periods indicated. The Project Loan
Commitment Fees shall be determined for each Project, based upon the Project Loan Amount, and shall be paid as follows:

         (1)  With  respect to each  Project,  the  initial
     Project  Loan  Commitment  Fee  for the  first  annual
     period  of  the   Project   Loan   shall  be   payable
     concurrent with the execution and delivery of the Construction Loan Agreement.

         (2)  With  respect  to  each   Project,   on  each
     Project Loan  Anniversary  Date, the Lender shall send
     to the Project Borrower a statement  setting forth the
     amount of the Project Loan  Commitment Fee due for the
     next   succeeding   one-year   period.   The   Project
     Borrower shall pay the Project Loan Commitment Fee for such succeeding one-year period on or before that date which is fifteen (15) days after the date of the Lender's notice to Project Borrower regarding the Project Loan Commitment Fee.

     (b) If a  Project  Borrower  fails to pay any  Project
Loan  Commitment Fee as required under  subsection (a) in a
timely  manner,   the  Project   Borrower  shall  authorize
Lender to disburse to itself  proceeds of the Project  Loan
to pay such  Project Loan  Commitment  Fee,  provided  that
the  foregoing  shall not be  construed  as granting to the
Project   Borrower  the  right  to  draw  proceeds  of  the
Project  Loan  to pay  the  Project  Loan  Commitment  Fee.
Lender in its sole  discretion  (but without any obligation
to do so) may make such disbursements  notwithstanding  the
existence  of an Event of  Default  or  Potential  Default.
Such  disbursements  shall  be  added  to  the  outstanding
principal  balance of the Project Loan.  The  authorization
to be so granted is irrevocable,  and no further  direction
or  authorization  from Project  Borrower is necessary  for
Lender to make  such  disbursements.  If  Lender  disburses
to itself  proceeds  of the  Project  Loan to pay  itself a
Project Loan  Commitment Fee without first having  received
a  request  from  the  Project  Borrower  to  make  such  a
disbursement,   then  Lender  shall  send  to  the  Project
Borrower a statement that shows the amount of proceeds of the Project Loan disbursed to pay such Project Loan
Commitment Fee and an explanation of Lender's calculation of the amount thereof.

     (c) In the event a Letter of Credit is issued with respect to a Project, on the date of issuance of the Letter of Credit and on each anniversary date of such issuance, the Lender shall send to the Project Borrower a statement setting forth the amount of the Letter of Credit Fee due for the next succeeding one-year period. The Project Borrower shall pay the Letter of Credit Fee for such succeeding one-year period on or before that date which is fifteen
(15) days after the date of the Lender's notice to Project Borrower regarding the Letter of Credit Fee.

     Section 3.2. No Reduction in Commitment.
                  --------------------------

The Company  acknowledges  and  the  Project   Borrowers
shall  acknowledge  that the Project Loan  Commitment  Fees
required  to  be  paid  to  the  Lender   pursuant  to  the
provisions of Section 3.1 shall be due and owing to the Lender in advance for each annual period, regardless of whether the Project Loan remains outstanding for the
entire  annual   period  and   regardless  of  whether  the
Project Loan Amount decreases during such annual period. In the event either the Project Borrower repays or is required to repay the Project Loan prior to the end of the applicable annual period or the Project Loan Amount decreases prior to the end of the applicable annual period, the Project Borrower shall not be entitled to any refund of the Project Loan Commitment Fee previously paid. Upon termination of the applicable Construction Loan Agreement or upon the occurrence of an Event of Default which results in the Lender exercising its remedy to cease making disbursements of proceeds of the Project Loan no additional Project Loan Commitment Fees shall thereafter be due to the Lender.

     Section 3.3. Payments.
                  --------

All  payments  made  pursuant to the  terms  of the Facility
Documents shall be made to the Lender by federal funds wire transfer in immediately available funds not later than 1:00 p.m. (Minneapolis time) on the dates such payments are to be made.
Any payment received after 1:00 p.m. (Minneapolis time) shall be deemed received by the Lender on the next Business Day.
All  computations  of interest  and fees under the  Facility
Documents shall be made by Lender on the basis of a year of 360 days, comprised of twelve (12) thirty (30) day months, for the actual number of days occurring in the period for which such interest or fees are payable. If any payment of fees, interest or principal to be made by the Obligated Parties shall become due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

     Section 3.4. Applications of Payments; Late Charges.
                  --------------------------------------

     (a) Payments   received  by  Lender  pursuant  to  the
terms of the Facility Documents shall be applied in the following manner:

         (1)  first,   to  the  payment  of  all  expenses,
     charges,  costs and fees  incurred  by or  payable  to
     Lender  and  for  which  the  Obligated   Parties  are
     obligated  pursuant  to  the  terms  of  the  Facility
     Documents;

         (2)  second,   to  the  payment  of  all  interest
     accrued to the date of such payment, except that the interim principal payments shall be applied to the payment of principal in accordance with subparagraph
     (3) below and not to the payment of interest; and

         (3)  third, to the payment of principal.

Notwithstanding   anything   to  the   contrary   contained
herein, after the occurrence and during the continuation of an Event of Default, all amounts received by Lender from any Obligated Party shall be applied in such order as Lender, in its sole discretion, may elect.

     (b) If  any  installment  of  principal,  interest  or
fees is not  received by Lender  within five (5) days after
the due date  thereof,  then in  addition  to the  remedies
conferred  upon  Lender  pursuant to Section 6.2 hereof and
the  other  Facility  Documents,  a  late  charge  of  four
percent  (4%) of the amount of the  payment  due and unpaid
may,  at  the  option  of  the  Lender,  be  added  to  the
delinquent  amount to compensate  Lender for the expense of
handling  the  delinquency.  The Company  and Lender  agree
that  such late  charge  represents  a good  faith and fair
and  reasonable  estimate of the probable cost to Lender of
such  delinquency.  The  Company  acknowledges  that during
the time that any such amount  shall be in default,  Lender
will  incur  losses  which are  impracticable,  costly  and
inconvenient   to  ascertain  and  that  such  late  charge
represents  a  reasonable  sum   considering   all  of  the
circumstances  existing  on the  date of the  execution  of
this  Commitment  Agreement  and  represents  a  reasonable
estimate  of the  losses  Lender  will  incur by  reason of
late  payment.  The  Company  further  agrees that proof of
actual    losses    would    be    costly,    inconvenient,
impracticable and extremely difficult to fix. Acceptance of such late charge shall not constitute a waiver of the default with respect to the overdue payment, and shall not prevent Lender from exercising any of the other rights and remedies available hereunder.

     Section 3.5. Adjustments To Project Loan Amount.
                  ----------------------------------

With respect to each Project, the Project Borrower may, not earlier than ninety (90) days and not later than thirty (30) days prior to each Project Loan Anniversary Date, notify the Lender that it has elected to reduce the Project Loan
Amount,   effective   on  the   immediately succeeding
Project Loan Anniversary Date, and the dollar amount to which the Project Loan Amount is to be reduced; provided however that the reduced Project Loan Amount shall never be less than an amount equal to the total amount necessary to complete the Development Work. In the event the Project Borrower has elected to reduce the Project
Loan  Amount as  permitted  by this  Section  3.5, then  (i)
on  the  immediately   succeeding  Project  Loan Anniversary
Date,   the  Project  Loan  Amount  shall  be reduced  without
the requirement of any further action by Project Borrower or Lender and (ii) such reduction of the Project Loan Amount shall be permanent, and the Project Borrower shall have no ability to thereafter increase the Project Loan Amount.

                        ARTICLE IV
              REPRESENTATIONS AND WARRANTIES


     Section 4.1. Consideration.
                  -------------

As an  inducement  to Lender to execute this  Commitment
Agreement and agree to make the Project Loans subject to the terms of this Commitment Agreement, Company represents and warrants to Lender the truth and accuracy of the matters set forth in this Article IV.

     Section 4.2. Organization.
                  ------------

The Company is duly organized and validly existing as a corporation under the laws of New Mexico; AMREP Corporation is duly organized and validly existing as a corporation under the laws of the State of Oklahoma; AMREPCO is duly organized and validly existing as a corporation under the laws of the State of Colorado; and Shasta Real Estate is duly
organized and validly  existing as  a   corporation   under
the laws of the State of California. Each of the Obligated Parties is duly qualified to do business and is in good standing in every jurisdiction where its business or
properties  require such   qualification   and  has  all
requisite power and authority to own and operate its properties and to carry on its business as now conducted or proposed to be conducted.

     Section 4.3. Authorization.
                  -------------

The execution,  delivery and  performance by the Obligated
Parties of the Facility Documents to which each such  entity is a party  have been duly  authorized  by all necessary
action  and do not and will  not  (i) contravene the
organizational or charter documents of the applicable Obligated Party; (ii) contravene any law, rule or regulation or any order, writ, judgment, injunction or decree or any contractual restriction binding on or affecting any Obligated Party; (iii) require any approval or  consent  of  any  partner,  shareholder  or any  other Person  other than  approvals  or consents  which have been previously  obtained  and  disclosed  in writing to
Lender; (iv) result  in a breach of or  constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which any Obligated
Party  is a party or by which  any  Obligated  Party or any
of its properties  may be bound or affected;  or (v) result
in, or require the creation or  imposition  of, any lien of
any nature  (other  than the  contemplated  liens)  upon or
with  respect  to  any  of  the  properties  now  owned  or
hereafter  acquired  by any  Obligated  Party;  and none of
the  Obligated  Parties is in  default  under any such law,
rule,  regulation,   order,  writ,  judgment,   injunction,
decree or contractual restriction or any such indenture, agreement, lease or instrument.

     Section 4.4. Governmental Consents.
                  ---------------------

No  authorization  or approval  or other  action by, and  no
notice  to  or  filing  with,   any   governmental authority
or regulatory body is required for the due execution, delivery and performance by the Obligated Parties of the Facility Documents or any other document executed pursuant thereto or in connection therewith.

     Section 4.5. Validity.
                  --------

The Facility Documents have been or will be duly executed and delivered by and constitute or will constitute the legal, valid and binding obligations of the Obligated Parties enforceable in accordance with their respective terms.

     Section 4.6. Financial Position.
                  ------------------

As of the dates prepared,  the financial  statements
and all financial  data  heretofore  delivered to Lender in
connection with the Facility  Documents  and/or relating to
the  Obligated  Parties are true,  correct and  complete in
all  material  respects  and were  prepared  in  accordance
with   GAAP    consistently    applied.    Such   financial
statements fairly present the financial position of the Persons who are the subject thereof as of the dates thereof.

     Section 4.7. Governmental Regulations.
                  ------------------------

None  of  the  Obligated   Parties  is  subject  to
regulation under the Investment Company Act of 1940, the Federal Power Act, the Public Utility Holding Company Act of 1935, the Interstate Commerce Act, as the same may be amended from time to time, or any federal or state statute or regulation limiting their ability to incur
Debt.

     Section 4.8. Employee Benefit Plans.
                  ----------------------

None  of  the  Obligated   Parties   maintains  any
pension, retirement, profit sharing or similar employee benefit plan that is subject to ERISA which is not fully funded as of the date of this Commitment Agreement.

     Section 4.9. Securities Activities.
                  ---------------------

None  of  the   Obligated   Parties   is   engaged
principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any margin stock (as defined in Regulation U of the Board of Governors of the Federal
Reserve System in effect from time to time) and not more than twenty-five percent (25%) of the value of the assets of any Obligated Party consists of such margin stock.

     Section 4.10. No Material Adverse Change.
                   -------------------------

No  Material  Adverse  Change  has  occurred  since
April 30, 1997.

     Section 4.11. Payment of Taxes.
                   ----------------

All tax  returns  and  reports  required to be filed
by each of the  Obligated  Parties have been timely  filed,
or proper  extensions  for filing have been  obtained,  and
all  taxes,   assessments,   fees  and  other  governmental
charges upon the  Obligated  Parties and their  properties,
assets,  income and  franchises  which are due and  payable
have been paid when due and payable,  or proper  extensions
for payment have been  obtained,  except to the extent that
such  taxes,  assessments,   fees  and  other  governmental
charges  or the  failure  to pay the same  would not result
in  a  Material  Adverse  Change.  None  of  the  Obligated
Parties has any  knowledge of any  proposed tax  assessment
against  any  Obligated   Party  which  has  a  substantial
likelihood of resulting in a Material Adverse Change.

     Section 4.12. Litigation.
                   ----------

Other  than as  previously  disclosed  in writing to
the  Lender,  there is no pending or, to the  knowledge  of
any Obligated Party,  threatened action,  suit,  proceeding
or  arbitration  against or affecting any  Obligated  Party
before  any  court,   governmental  agency  or  arbitrator,
which has a substantial likelihood of resulting in a Material Adverse Change.

    Section 4.13. Environmental Matters.
                  ---------------------

The  operations of the Obligated  Parties  comply in
all  respects  with all  Hazardous  Materials  Laws  except
such   noncompliance   which  would  not  (if  enforced  in
accordance  with  applicable law) reasonably be expected to
result,  individually  or in the  aggregate,  in a Material
Adverse   Change.   As  of  the  date  of  this  Commitment
Agreement,  (i) none of the  Obligated  Parties  nor  their
present   properties   or  operations  is  subject  to  any
outstanding  written  order from or  settlement  or consent
agreement   with  any   governmental   authority  or  other
Person,  nor  is  any  of  the  foregoing  subject  to  any
judicial or docketed  administrative  proceeding respecting
any Hazardous  Materials Law, Hazardous  Materials Claim or
Hazardous   Material,   and   (ii)   there   are  no  other
conditions or circumstances known to any Obligated Party which may give rise to any Hazardous Materials Claim arising from the operations of any Obligated Party.

     Section 4.14. No Burdensome Restrictions.
                   --------------------------

None of the Obligated Parties is a party to or bound by any contract or agreement, or subject to any charter or corporate restriction or any requirement of law, which would reasonably be expected to result in a Material Adverse Change.

     Section 4.15. Full Disclosure.
                   ---------------

None of the  statements  contained  in any  exhibit,
report,   statement  or  certificate  furnished  by  or  on
behalf  of any  Obligated  Party  in  connection  with  the
Facility  Documents  contains  any  untrue  statement  of a
material  fact,  or omits any material  fact required to be
stated  therein or  necessary to make the  statements  made
therein,  in light of the  circumstances  under  which they
are made, not  misleading;  provided,  however,  that it is
recognized  by  Lender  that   projections   and  forecasts
provided  and  to be  provided  by the  Obligated  Parties,
while   reflecting   their   good  faith   projections   or
forecasts   based  upon  methods  and  data  the  Obligated
Parties believe to be reasonable and accurate, are not to be viewed as facts and that actual results during the period or periods covered by any such projections and forecasts may differ from the projected or forecasted results.

     Section  4.16.  Adequate  Consideration.
                     -----------------------

The Company represents and warrants to Lender that prior to entering into this Commitment Agreement, it has reviewed the benefits to be provided to it as a result of the Lender entering into the Facility Documents and has concluded that such benefits are reasonably equivalent in value to the collateral to be pledged pursuant to the terms of the Facility Documents and the obligations assumed and to be assumed by the Company pursuant to the Facility Documents.

                          ARTICLE V
                    COVENANTS OF COMPANY

     Section 5.1.  Consideration.
                   -------------

As an inducement to Lender to execute this Commitment Agreement and agree to make the Project Loans subject to the terms of this Commitment Agrement, Company hereby covenants as set forth in this Article V.

     Section 5.2. Affirmative Covenants.
                  ---------------------

So long as any amount payable hereunder or under any other Facility Document shall remain unpaid or Lender shall have any commitment to disburse the proceeds of the Project Loans or the Borrowing Base Loan, Company shall, unless Lender shall otherwise consent in writing:

         (a) Reporting Requirements. Furnish or cause to be furnished to Lender the following notices and reports:

              (1) Monthly    Status    Reports    Regarding
         Projects.  On or about the  twentieth  (20th)  day
         of each month,  a status  report for the  previous
         month  (i)   describing   for  all   Projects  the
         progress of  development  and  construction,  (ii)
         describing  for all  Projects  sales  activity and
         other   material   developments   and  (iii)  with
         respect   to   the   Projects   only,   describing
         substantial deviations in the Development Work or the Homes from the Plans and Specifications, or the existence of defective workmanship or materials incorporated into the Homes.

              (2) Quarterly    Reports.    The    following
         quarterly reports, which shall be delivered at the times required below:

                  (i)  unaudited  financial  statements  of
              each   Obligated   Party,   which   financial
              statements  shall include (A) a balance sheet
              as at the end of  such  fiscal  quarter,  (B)
              statements  of income  and cash flow for such
              fiscal   quarter  and  the  period  from  the
              beginning of the then current  fiscal year to
              the end of such  fiscal  quarter  and setting
              forth in  comparative  form  figures  for the
              corresponding   period(s)  of  the  preceding
              fiscal year, all in reasonable  detail and in
              accordance  with  GAAP  consistently  applied
              and certified by person  serving as the chief
              financial    officer   of   the    applicable
              Obligated   Party  to  fairly   present   the
              financial  condition of such Obligated  Party
              on a fully  consolidated  basis as at the end
              of such  fiscal  quarter  and the  results of
              the  operations of the  Obligated  Party on a
              fully   consolidated  basis  for  the  period
              ending on such date; all of which statements shall be provided at the following times:

                       (aa) with  respect to each  Obligated
                  Party  other than AMREP  Corporation,  as
                  soon as  possible  and in any  event  (i)
                  as  to  the  first   three   (3)   fiscal
                  quarters, within sixty (60) days after the end of each such fiscal quarter and

                  (ii)  as  to  the  last  fiscal  quarter,
                  within  one   hundred   five  (105)  days
                  after the end of such fiscal quarter;

                       (bb) with   respect  to   AMREP
                  Corporation,   such   quarterly   reports
                  shall be  required  only with  respect to
                  the first three (3) fiscal  quarters  and
                  shall  be  provided  as soon as  possible
                  and in any event  within  sixty (60) days
                  after  the  end  of  each   such   fiscal
                  quarter;

                  (ii) the  quarterly  reports  required by
              subsection  (2)(i) above shall be accompanied
              by a written  statement  certifying that such
              Obligated  Party  is in  compliance  with the
              terms of the Facility  Documents,  or if such
              Obligated   Party   is  not  in   compliance,
              specifying the details of the non-compliance and the action which the Obligated Party is taking to correct such non-compliance; and

                  (iii)    the quarterly  reports  required
              by   subsection   (2)(i)   above   shall   be
              accompanied by a written report for each Project which sets forth the actual costs of the Project as compared with the Budget.

              (3) Annual  Reports.   As  soon  as  possible
         and in any  event  (i)  as to  AMREP  Corporation,
         within one  hundred  five (105) days after the end
         of  each  fiscal  year,   and  (ii)  as  to  AMREP
         Southwest,  within  one  hundred  sixty five (165)
         days after the end of each  fiscal  year,  audited
         financial  statements  of  AMREP  Corporation  and
         AMREP  Southwest,  as applicable,  each on a fully
         consolidated  basis,  which  financial  statements
         shall  include a balance  sheet of the  applicable
         entity   at  the   end  of   such   fiscal   year,
         statements of income, shareholders' equity and cash flow of such entity on a fully consolidated basis for such fiscal year, and setting forth in each case in comparative form figures for the preceding fiscal year, all in reasonable detail and in accordance with GAAP consistently applied and accompanied by an unqualified opinion issued by an independent certified public accountant acceptable to Lender.

              (4) Notice  of  Labor  Controversy.  As  soon
         as  possible  and in any  event  within  ten  (10)
         Business  Days after  Company has knowledge of its
         occurrence,    written   notice   of   any   labor
         controversy  resulting in a material strike,  work
         stoppage,   shutdown  or  other   material   labor
         disruption  against  or  involving  any  Obligated
         Party or any Project.

              (5) Notice  of   Material   Adverse   Change.
         Promptly upon its  occurrence,  written notice and
         a  description  of any matter  which,  to the best
         of  the  Company's   knowledge  and  belief,   has
         resulted,   or  is  likely  to  result  in,  in  a
         Material Adverse Change.

              (6) Notice   of   Defaults    or    Potential
         Defaults.  As soon as  possible  and in any  event
         within ten (10)  Business  Days after  Company has
         knowledge  of  the  occurrence  of  any  Potential
         Default  (however  described)  or Event of Default
         hereunder   or  an  event  of   default   (however
         described)   under  any  other  of  the   Facility
         Documents,  written  notice and a  description  of
         such  Potential  Default,   Event  of  Default  or
         event of default and the action which Company proposes to take with respect thereto.

              (7) Notices   of  Default   Regarding   Other
         Development  Projects.  As  soon as  possible  and
         in any event within ten (10)  Business  Days after
         Company has  knowledge  of the  occurrence  of any
         event  of   default   under   any  loan  or  other
         financing facility, including seller financing, made for a development project comparable to a Project and involving Company or any Affiliate which event of default might, in Company's good faith judgment, result in a Material Adverse
         Change.

              (8) Notice   of   Litigation.   As   soon  as
         possible   and  in  any  event   within  ten  (10)
         Business Days after institution  thereof,  written
         notice   and  a   description   of   any   adverse
         litigation,   action   or   proceeding   commenced
         against  any  Obligated  Party or  relating to any
         Project  which  has  a  reasonable  likelihood  of
         becoming  litigation,  an action  or a  proceeding
         which  is  material  to  the   operations  of  the
         Obligated Party, and any adverse determination in any such litigation, action or proceeding.

              (9) Notices        Regarding        Hazardous
         Materials.    Promptly   upon   its    occurrence,
         written  notice and a  description  of the release
         of any Hazardous  Material,  or any liability with
         respect  thereto,  on, under or in connection with
         any   Project   and  the  action   which   Company
         proposes to take with respect thereto.

              (10) Notices  Regarding  Projects.  As soon as
         possible   and  in  any  event   within  ten  (10)
         Business Days after receipt by Company, copies of all (i) notices of violation relating to and materially adversely affecting any Project that
         any    Obligated    Party    receives   from   any
         governmental agency or authority, (ii) notices of default that any Obligated Party receives under the Construction Agreements or any other material agreement relating to and materially
         adversely   affecting   any  Project,   and  (iii)
         notices  of  default  that  any  Obligated   Party
         receives under any agreement relating to the borrowing of money by any Obligated Party for any Project from any Person.

              (11) Notices    Regarding     Other    Credit
         Agreements.  As soon as possible  and in any event
         within (10)  Business  Days,  written  notice that
         any lender of any  Obligated  Party has declared a
         material    default   pursuant   to   any   credit
         agreement, which notice shall specify the nature of the default, the cure period, and a proposed recommendation for curing such default.

             (12) Other     Information.     Such     other
         information  respecting the business,  properties,
         assets,  operations  and  condition,  financial or
         otherwise,   of  the  Obligated   Parties  or  the
         Projects, including, without limitation, copies of Project construction and sales reports, and any other rights or interests subject to the Facility Documents, as Lender may from time to time reasonably request.

         (b)  Compliance   with   Laws   and   Regulations.
     Comply  in all  material  respects,  with the Laws and
     Regulations,   the  noncompliance   with  which  might
     result in a Material Adverse Change.

         (c) Payment of Taxes and Claims. Subject to the rights of the Obligated Parties granted pursuant to the provisions of the Facility Documents, pay all taxes, assessments and other governmental charges imposed upon it or any of its properties or assets or in respect of any of its franchises, business, income or profits before any penalty accrues thereon, and all claims (including, without limitation, claims for labor, services, materials and supplies) for sums which have become due and payable and which by law have or may become a lien upon any of its properties or assets.

         (d)  Maintenance   of   Properties;   Books  and
     Records.  Maintain or cause to be maintained:

              (1) in  good   repair,   working   order  and
         condition all properties and assets material to the continued conduct of the business of the Obligated Parties, and from time to time make or cause to be made all necessary repairs, renewals and replacements thereof; and

              (2) proper  books,  records  and  accounts in
         which   full,   true  and   correct   entries   in
         accordance with GAAP consistently applied are made of all financial transactions and matters involving its assets and business.

         (e)  Maintenance   of   Existence.   Maintain  and
     preserve the  existence of the  Obligated  Parties and
     all  rights,  privileges,   qualifications,   permits,
     licenses, franchises and other rights material to their business.

         (f)  Further  Assurances.  Execute  and deliver at
     any  time   and   from   time  to  time  any  and  all
     instruments,  agreements and documents, and shall take
     such other  action as Lender  reasonably  requires  to
     maintain,   perfect   or  insure   Lender's   security
     provided for under the Facility Documents, including, without limitation, the execution of amendments to the Facility Documents.

         (g) Appraisals. At the request of the Lender, which such request may be rendered at the sole discretion of the Lender, provide to the Lender with respect to any Project specified by the Lender, an updated Appraisal Report; provided that with respect to any Project, the Company shall be required to pay the costs of such Appraisal Reports no more often than once per year.

         (h) Development Work and Homes. With respect to any Project financed using the proceeds of a Project
     Loan, utilize the proceeds of the Borrowing Base Loan to finance the Homes in the Project; provided that, with respect to any Project as to which the Lender has approved the sale of the finished lots to third party builders, the proceeds of the Borrowing Base
     Loan shall not be required to be used to finance the Homes in that Project.

     Section 5.3. Negative Covenants.
                  ------------------

So long as any amount payable hereunder or any other Facility Document still remains unpaid or Lender shall have any commitment to disburse the proceeds of the Project Loans or the Borrowing Base Loan, Company shall not, unless Lender shall otherwise consent in writing:

         (a)  Liens.   Subject   to  the   rights   of  the
     Obligated Parties granted pursuant to the provisions of the Facility Documents, create, assume or suffer to exist any lien, security interest or other charge or encumbrance, or any other type of preferential arrangement, upon the collateral for the Project
     Loans or the Borrowing Base Loan assigned to Lender by the Obligated Parties pursuant to the Facility
     Security Instruments.

         (b)  Sales,   Etc.  of  Assets;   Ownership   of
     Collateral.    Make    no    transfer,    pledge    or
     hypothecation  of any  assets of any of the  Obligated
     Parties  (in  a  single  transaction  or a  series  of
     related   transactions)  other  than  to  secure  real
     estate loans to other  lenders in the normal course of
     business,  or any of the  collateral  for the  Project
     Loans or the  Borrowing  Base Loan  assigned to Lender
     pursuant  to  the   Facility   Security   Instruments;
     provided that the foregoing restriction shall not apply to any transfer, pledge or hypothecation which is made (i) in the ordinary course of the business of the Obligated Parties or (ii) to an entity which is a wholly owned subsidiary of the Company.

         (c)  Change  in  Nature  of  Business.   Make  any
     change in the nature of the business of the  Obligated
     Parties as carried on at the date hereof.

         (d)  Land  Banking  or  Land  Speculation.  Permit
     the  use of  proceeds  of  the  Project  Loans  or the
     Borrowing   Base  Loan  for  Land   Banking   or  Land
     Speculation.

        (e)  Use  of   Proceeds.   Use  any  part  of  the
     proceeds of the Project  Loans or the  Borrowing  Base
     Loan  to  (i)  purchase  or  carry  any  margin  stock
     (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System),
     (ii) repay or otherwise refinance indebtedness of any Obligated Party or others incurred to purchase or carry any margin stock, (iii) extend credit for the purpose of purchasing or carrying any margin stock, or (iv) acquire any security in any transaction that is subject to Section~13 or 14 of the Securities
     Exchange Act of 1934, as amended, and regulations promulgated thereunder.

     Section 5.4. Financial Covenants.
                  -------------------

Company shall comply with each of the following financial covenants:

         (a)  Net Worth.  The Company shall  maintain a Net
     Worth  equal to or in  excess  of Forty  Five  Million
     Dollars ($45,000,000).

         (b) Ratio of Total Liabilities to Net Worth. At all times, the ratio of the total liabilities of the Company, determined in accordance with GAAP, to its Net Worth shall not exceed 2.0 to 1.0.

         (c)  Pre-tax   Net  Income.   The  Company   shall
     ensure  that the  pre-tax  net income for the  Company
     shall  not  be  negative   for  any  two   consecutive
     calendar   quarters,   nor   negative   for  any  four
     consecutive calendar quarters on a cumulative basis.

         (d)  Limitation  on  Distributions.   The  Company
     shall not distribute dividends, bonuses or profit participations to officers or stockholders in the event that any Event of Default or Potential Default exists, nor in the event that such distribution would result in the occurrence of an Event of Default or Potential Default.

         (e)  Limitation  on  Amounts  Paid  to  Guarantor.
     Notwithstanding  the provisions of Section 5.3(b), the
     following  provisions shall govern  payments,  pledges
     and  other   transfers   from  the  Company  to  AMREP
     Corporation and Affiliates of AMREP Corporation:

              (1) so  long  as  the  Guaranty   from  AMREP
         Corporation  is in effect,  the Company may pay to
         AMREP   Corporation   or  an  Affiliate  of  AMREP
         Corporation  management  fees and other amounts to
         reimburse  AMREP  Corporation  or  such  Affiliate
         for   overhead   expenses;   provided   that  such
         payments   to   AMREP    Corporation    and   such
         Affiliates  shall never  exceed Two  Million  Five
         Hundred Thousand  Dollars  ($2,500,000) in any one
         fiscal  year;  and  p+ovided  further  that in the
         event  AMREP  Corporation,  pursuant  to the terms
         of  the  Guaranty,   terminates  its   obligations
         incurred under the terms of the Guaranty, the Company may make no further payments, pledges or other transfers to AMREP Corporation or any such Affiliate; and

              (2) the  Company  may make  payments to AMREP
         Corporation  to repay that  certain  inter-company
         debt  owed to  AMREP  Corporation  on the  date of
         this   Commitment   Agreement  in  the   principal
         amount of Fifteen Million  Dollars  ($15,000,000),
         provided  all  of  the  following  conditions  are
         met:    (i)    such    payments    are   made   in
         contemplation  and  furtherance  of the  objective
         to replace the owners of the  Company  with owners
         purchasing   stock  of  the  Company  through  the
         public  markets,  (ii) the payments  made to AMREP
         Corporation  consist  soley of cash,  and no other
         assets of the  Company  are  transferred  to AMREP
         Corporation,  and  (iii)  the  Net  Worth  of  the
         Company  remains  the  same  or  increases,  as  a
         result  of  such   transfer  and  payment  of  the
         inter-company debt.

     Section 5.5. Insurance.
                  ---------

The Company shall  maintain the  insurance  required
by  the  terms  of  this  Commitment  Agreement  and  shall
deposit  with  Lender  original,   duplicate   original  or
certified  copies  of  insurance   certificates  issued  by
insurance companies with current Best's Key Ratings of not less than A/IX and written in form and content acceptable to Lender, providing the following minimum insurance coverages:

         (a)  For  each   Project,   all-risk   course   of
     construction insurance (non-reporting form) in the minimum amount of the proposed construction cost for such Project on a replacement cost basis against loss or damage by hazards customarily included within "extended coverage" policies, and any other risks or hazards which in Lender's reasonable judgment should be insured against, with a Lender's Loss Payable
     Endorsement naming Lender as an additional insured together with a full replacement cost endorsement
     (without provisions for co-insurance).

         (b)  "Commercial  General Liability"  insurance in
     the minimum "general  aggregate" amount of One Million
     Dollars  ($1,000,000),  in  the  minimum  "occurrence"
     limit of One Million Dollars  ($1,000,000)  and in the
     minimum  "umbrella"  amount  of  Ten  Million  Dollars
     ($10,000,000),   all  against   claims  for  "personal
     injury" liability,  including bodily injury,  death or
     damage to the project liability,  including  completed
     operations   and   contractual   liability   and  also
     including   owners'   and   contractors'    protective
     coverage naming Lender as an additional insured.

         (c)  Workers'     compensation     insurance    as
     prescribed by the laws of each state in which the Company is required to maintain such insurance, and employers' liability with limits as prescribed by law.

         (d) Unless otherwise agreed to by Lender, for each Project, flood insurance in the maximum amount of the Project Loan Amount or the maximum coverage available, whichever is less, designating Lender as payee, or evidence satisfactory to Lender that the Project is not located within an area designated as within the 100 year flood plain under the National
     Flood Insurance Program.

        (e)  Insurance  with  respect  to its  properties,
     assets  and  business  against  loss or  damage of the
     kinds  customarily   insured  against  by  Persons  of
     established  reputation engaged in the same or similar
     business and similarly situated,  of such types and in
     such amounts as are customarily  carried under similar
     circumstances   by   such   other   Persons,   all  in
     accordance with reasonably prudent industry standards.

     Each policy of insurance  required under this Section
5.5   shall   contain   the   "standard    non-contributory
mortgagee  clause" and the "standard  lenders' loss payable
clause,"  or their  equivalents,  in favor of  Lender,  and
shall  provide  that it shall not be  modified  or canceled
without   thirty  (30)  days'  prior   written   notice  to
Lender.  Company  shall also furnish  Lender with  receipts
for the  payment  of  premiums  on such  policies  or other
evidence  of  such  payment   reasonably   satisfactory  to
Lender,  which such  premiums may be paid in  installments.
In the event  Company  does not  deposit  with Lender a new
policy of  insurance  with  evidence of payment of premiums
thereon at least ten (10) days prior to the  expiration  of
any  expiring  policy,  then Lender  may,  but shall not be
obligated  to,  procure such  insurance,  and Company shall
pay the premiums  thereon to Lender  promptly  upon demand.
Lender shall not, by the fact of  approving,  disapproving,
accepting,  preventing,  obtaining or failing to obtain any
such  insurance,  incur any liability for the form or legal
sufficiency  of insurance  contracts,  solvency of insurers
or  payment  of  losses,   and  Company  hereby   expressly
assumes full responsibility therefor and all liability related thereto, if any.

                         ARTICLE VI
              EVENTS OF DEFAULT AND REMEDIES

     Section 6.1. Events of Default.
                  -----------------

The occurrence of any of the following events shall constitute an "Event of Default" hereunder:

         (a)  any  Obligated  Party  shall  fail to pay any
     installment  of  principal  on a  Project  Loan or the
     Borrowing  Base  Loan  when  due,  whether  at  stated
     maturity,  as  a  result  of  a  mandatory  prepayment
     requirement,  upon  acceleration or otherwise,  or pay
     when due any interest,  fees or other amounts  payable
     hereunder  or  under  the  other  Facility  Documents;
     provided  however,  that in the  event  any  Obligated
     Party does not pay an  installment  of  interest on or
     before   the   Interest   Due  Date,   but  pays  such
     installment   of   interest   within   five  (5)  days
     thereafter, then upon delivery of a written request from such Obligated Party to the Lender with respect to such late installment of interest, no Event of Default shall occur with respect to such installment of interest; provided further however that in any one calendar year, the number of such notices which all of the Obligated Parties, collectively, may deliver to Lender shall be limited to two (2), and such two
     (2) notices may not be with respect to consecutive months of interest due; or

         (b) any representation or warranty made by any Obligated Party herein or in any other Facility
     Document shall at any time be incorrect in any material respect; or

         (c)  any Obligated  Party shall fail to perform or
     observe  any term,  covenant  or  agreement  contained
     herein or in any other Facility  Document  (other than
     failures  described  elsewhere in this  Section  6.1),
     and such failure  shall remain  unremedied  for thirty
     (30) days  after  notice  thereof  from  Lender to the
     Obligated  Party;  provided  that  in  the  event  the
     Obligated Party  commences and is diligently  pursuing
     to completion action to cure the failure,  such thirty
     (30) day period  may be  extended  for such  period of
     time as is necessary  to cure the  failure,  but in no
     event  longer then one hundred  twenty (120) days from
     the  date of the  Lender's  notice;  provided  further
     however,  that in the event (i) Lender determines that
     the  failure  to  immediately   declare  an  Event  of
     Default  could   materially  and  adversely  harm  the
     rights of the Lender  hereunder  or under any Facility
     Document,  or the rights of the Lender with respect to
     the collateral  pledged to secure the Project Loans or
     the  Borrowing  Base Loan,  or (ii) Lender  reasonably
     determines  that the failure to perform or observe the
     terms  of  this   Commitment   Agreement   or  another
     Facility Document cannot be remedied with the passage of one hundred twenty (120) days, then Lender may declare an immediate Event of Default in its notice given pursuant to this Section 6.1(c); or

         (d)  any   Obligated   Party   shall   assert  the
     invalidity  or  unenforceability  of  this  Commitment
     Agreement or any other Facility Document or this Commitment Agreement or any other Facility Document shall be adjudicated to be invalid or unenforceable in any material respect; or

        (e)  any  Obligated  Party  shall  fail to pay any
     Debt,  or any  interest or premium  thereon,  when due
     (whether by scheduled maturity,  required  prepayment,
     acceleration,  demand or otherwise),  and such failure
     shall continue after the applicable  grace period,  if
     any,   specified  in  the   agreement  or   instrument
     relating to such Debt; or any other default under any agreement or instrument relating to any such Debt, or any other event, shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if such failure to pay, default or event could result in the acceleration, or permits the acceleration of, the maturity of such Debt; or any such Debt shall be declared to be due and payable, or is required to be prepaid (other than by a regularly scheduled required prepayment) prior to the stated maturity thereof; provided however that none of the foregoing events or inactions shall constitute an Event of Default unless such event or inaction could reasonably be expected to result in a Material Adverse Change; or

         (f)  any Obligated  Party shall  generally not pay
     its Debts as such Debts  become due, or shall admit in
     writing its inability to pay its Debts  generally,  or
     shall  make a general  assignment  for the  benefit of
     creditors;  or any  proceeding  shall be instituted by
     or against any  Obligated  Party seeking to adjudicate
     such  party  as  bankrupt  or  insolvent,  or  seeking
     liquidation, winding up, reorganization,  arrangement,
     adjustment,  protection, relief or composition of such
     party's  Debts under any law  relating to  bankruptcy,
     insolvency or reorganization or relief of debtors,  or
     seeking  the  entry  of an  order  for  relief  or the
     appointment  of a receiver,  trustee or other  similar
     official  for such party or for any  substantial  part
     of such party's  property and, in the case of any such
     proceeding  instituted  against it (but not instituted
     by  it),   either   such   proceeding   shall   remain
     undismissed  or  unstayed  for a period of thirty (30)
     days  (whether  or  not  consecutive),  or  any of the
     actions   sought   in  such   proceeding   (including,
     without,  limitation, the entry of an order for relief
     against,  or the  appointment of a receiver,  trustee,
     custodian  or other  similar  official  for, it or for
     any substantial  part of its property) shall occur; or
     any   Obligated   Party   shall  take  any  action  to
     authorize any of the actions set forth above; or

         (g) any event of default (however described) under any other Facility Document shall occur and not be cured within the applicable grace period; or

         (h)  any  Facility  Security  Instrument,  for any
     reason,  ceases to create a valid and perfected  first
     priority  lien on or in the Land or  other  collateral
     relating   thereto  as   described   in  the  Facility
     Documents, or any Obligated Party shall so state in writing; or

         (i)  the   dissolution   or   winding  up  of  any
     Obligated Party; or

         (j) any judgment or order for the payment of money in excess of One Hundred Thousand Dollars
     ($100,000), singularly or in the aggregate, shall be rendered against any Obligated Party, and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment, and such proceedings have not been stayed, or (ii) there shall be a period of thirty five (35) days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;
     or

         (k)  a Material Adverse Change shall occur; or

         (l) the Company shall fail to comply with any of the financial covenants set forth in Section 5.4.

     Section 6.2. Remedies.
                  --------

Upon the occurrence of any Event of Default, the following provisions shall apply:

         (a)  if  such   event  is  an  Event  of   Default
     specified in Section 6.1(f), Lender's commitment to fund the Project Loans and the Borrowing Base Loan shall terminate and the indebtedness evidenced by the Notes shall and any other amounts payable under this Commitment Agreement and the Facility Documents shall immediately and automatically become due and payable;

         (b) if such event is any event other than an Event of Default described in subparagraph (a) above, Lender may, at its option:

              (1) by notice to the  Company  terminate  its
         commitment  to  consider   proposed  projects  for
         approval as Projects; and/or

              (2) by notice to the Company,  terminate  its
         commitment  to  fund  the  Project  Loans  and the
         Borrowing   Base  Loan  and  declare  the  Project
         Loans and the  Borrowing  Base Loan,  all interest
         thereon,  and  all  other  amounts  payable  under
         this  Commitment  Agreement and the other Facility
         Documents  to be due and  payable,  whereupon  the
         Project  Loans and the  Borrowing  Base Loan,  all
         such  interest and all such  amounts  shall become
         and  be  forthwith   due  and   payable,   without
         presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Company; and/or

              (3) exercise   any   and   all   rights   and
         remedies  which may be  available  to Lender under
         the  Facility  Documents  or at law or in  equity,
         including,   without  limitation,   the  right  to
         foreclose or otherwise realize upon all or any part of the collateral securing the obligations of the Obligated Parties and to proceed against any of the Obligated Parties and/or any other
         Person liable with respect to the obligations under the Facility Documents.

    Section 6.3. Authorization  to  Apply  Assets.
                 --------------------------------

The   Company   hereby   authorizes   the   Lender,
following the occurrence of an Event of Default, with written notice to the Company, to apply any property, balances, credits, accounts or moneys of any Obligated
Party then in the possession of Lender, or standing to the credit of any Obligated Party to the payment of the Project Loans and the Borrowing Base Loan.

                         ARTICLE VII
                        MISCELLANEOUS

     Section 7.1. Successors and Assigns.
                  ----------------------

The provisions of this  Commitment  Agreement  shall
be binding  upon and inure to the  benefit  of the  parties
hereto  and  their   respective   successors  and  assigns,
provided that none of the  Obligated  Parties may assign or
transfer  any of  its  rights  or  obligations  under  this
Commitment   Agreement  or  any  other  Facility   Document
without the prior written consent of Lender.

     Section 7.2. Notices.
                  -------

All notices, requests and demands to be made hereunder to the parties hereto shall be in writing (at the addresses set forth below) and shall be given by any of the following means:

         (a)  personal delivery;

         (b)  reputable overnight courier service;

         (c) electronic communication, whether by telex, telegram or telecopying (if confirmed in writing sent by registered or certified, first class mail, return receipt requested); or

         (d) registered or certified, first class mail, return receipt requested.

Any notice,  demand or request  sent  pursuant to the terms
of this  Commitment  Agreement shall be deemed received (i)
if  sent  pursuant   subsection (a),   upon  such  personal
delivery,  (ii) if sent pursuant to   subsection (b),  on
the next Business Day following delivery to the courier service, (iii) if sent pursuant to subsection (c), upon dispatch if such dispatch occurs between the hours of 9:00 a.m. and 5:00 p.m. (recipient's time zone) on a Business Day, and if such dispatch occurs other than during such hours, on the next Business Day following dispatch and (iv) if sent pursuant to subsection (d), three (3) days following deposit in the mail.

     The addresses for notices are as follows:

         To Lender:       Residential Funding Corporation
                          8400 Normandale Lake Boulevard
                          Suite 600
                          Minneapolis, Minnesota  55437
                          Attention:   Managing Director
                                       Construction Finance
                          Telephone No.:  (612) 832-7435
                          Telecopier No.: (612) 832-7254


        with a copy to:   Residential Funding Corporation
                          8400 Normandale Lake Boulevard
                          Suite 600

                          Minneapolis, Minnesota  55437
                          Attention:  General Counsel
                          Telephone No.:  (612) 832-7415
                          Telecopier No.: (612) 832-7190

     To the Company:      AMREP Southwest, Inc.
                          333 Rio Rancho Drive
                          Rio Rancho, New Mexico 87124
                          Attention:   Mohan Vachani
                                       Senior Vice President
                          Telephone No.:  (505) 892-9200
                          Telecopier No.: (505) 896-9180

         With copies to:   AMREP Southwest, Inc.
                           641 Lexington Avenue
                           New York, New York 10022
                           Attention:   Valerie Ascuitto
                           Telephone No.:  (212) 705-4700
                           Telecopier No.: (212) 705-4740

Such addresses may be changed by notice to the other parties given in the same manner as provided above.

     Section 7.3. Changes,   Waivers,    Discharge   and
                  --------------------------------------
                  Modifications in Writing.
                  ------------------------

No provision  of this  Commitment  Agreement  may be
changed,  waived,  discharged  or  modified  except  by  an
instrument  in  writing  signed by the party  against  whom
enforcement   of   the   change,   waiver,   discharge   or
modification is sought and consented to by the Lender.

     Section 7.4. No Waiver;  Remedies  Cumulative.
                  --------------------------------

No making  of a  Project  Loan  shall  constitute  a
waiver of any  conditions  to Lender's  obligation  to make
further  Project  Loans  nor,  in the event the  Company is
unable  to  satisfy  any such  conditions,  shall  any such
waiver   have  the  effect  of   precluding   Lender   from
thereafter   declaring  such  inability  to  constitute  an
Event   of   Default   (however   described)   under   this
Commitment  Agreement.  No  failure or delay on the part of
Lender in the  exercise  of any power,  right or  privilege
hereunder or under this  Commitment  Agreement shall impair
such power,  right or  privilege  or be  construed  to be a
waiver  of any  Event of  Default  (however  described)  or
acquiescence  therein,  nor  shall any  single  or  partial
exercise of any such  power,  right or  privilege  preclude
any  other or  further  exercise  thereof,  or of any other
right,   power  or   privilege.   Except  as   specifically
provided  herein,  all rights and remedies  existing  under
this  Commitment   Agreement  are  cumulative  to  and  not
exclusive of any rights or remedies otherwise available.

     Section 7.5. Costs, Expenses and Taxes.
                  -------------------------

The  Company  agrees  to  pay  the  costs  and  all
expenses   incurred  by  Lender  in  connection   with  the
preparation,     execution,    delivery,    administration,
modification and amendment of this Commitment Agreement, the other Facility Documents and any other documents to be delivered hereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for Lender with respect thereto and with respect to advising Lender as to its rights and responsibilities under this Commitment Agreement and the other Facility
Documents.

     The  Company  further  agrees  to pay  all  costs  and
expenses   of  Lender   (including,   without   limitation,
reasonable  counsel fees and expenses,  court costs and all
other litigation expenses,  including,  but not limited to,
reasonable   expert   witness   fees,    document   copying
expenses,  exhibit preparation,  courier expenses,  postage
expenses and  communication  expenses) in  connection  with
the  enforcement of this  Commitment  Agreement,  the other
Facility  Documents  and  any  other  documents   delivered
hereunder,   including,   without  limitation,   costs  and
expenses   incurred  in  connection  with  any  bankruptcy,
insolvency,  liquidation,  reorganization,   moratorium  or
other   similar   proceeding,   or   any   refinancing   or
restructuring   in  the  nature  of  a  "workout"   of  the
Facility  Documents  and any other  documents  delivered by
the  Company  related  thereto.  In  addition,  the Company
shall  pay any and all stamp and  other  taxes  payable  or
determined to be payable in  connection  with the execution
and  delivery  of  this  Commitment  Agreement,  the  other
Facility   Documents   and  the  other   documents   to  be
delivered hereunder, and agrees to hold Lender harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes.

     Whenever  the Company is obligated to pay or reimburse
Lender for any attorney's fees, those fees shall include the costs for services of Lender's in-house counsel.

     Payment from the Company of amounts due pursuant to this Section 7.5 shall be due thirty (30) days after it has received from the Lender written notice of the nature of the item for which payment is required and the amount due.

     Section 7.6. Disclaimer by Lender; No Joint Venture.
                  --------------------------------------

The Company acknowledges, understands and agrees as follows:

         (a)  the  relationship  between  the  Company  and
     Lender is, and shall at all times remain,  solely that
     of borrower and lender,  and Lender neither undertakes
     nor  assumes  any  responsibility  for or  duty to the
     Company to select, review,  inspect,  supervise,  pass
     judgment  upon or inform the  Company of the  quality,
     adequacy  or   suitability  of  any  matter  or  thing
     submitted to Lender for its approval;

        (b)  Lender  owes no duty of care to  protect  the
     Company  or  any  other  Person   against   negligent,
     faulty,    inadequate   or   defective   building   or
     construction; and

         (c)  the  Company is not and shall not be an agent
     of  Lender  for  any  purpose.  Lender  is not a joint
     venture   partner  with  the  Company  in  any  manner
     whatsoever.

Approvals  granted  by  Lender  for  any  matters  covered
under  this   Commitment   Agreement   shall  be   narrowly
construed to cover only the parties and facts identified in any such approval.

     Section 7.7. Indemnification.
                  ---------------

Except as prohibited  by  applicable  state law, the
Company  agrees  to  protect,  indemnify,  defend  and hold
harmless  each  Indemnified  Party from and against any and
all claims  (other than claims made by an  Obligated  Party
and   other   than   Hazardous    Materials   Claims,   the
indemnification   for   which   is  set   forth   in   each
Environmental  Indemnity),  damages,  losses,  liabilities,
obligations,  penalties,  actions, judgments, suits, costs,
disbursements    and    expenses    (including,     without
limitation, reasonable fees and expenses of counsel and consultants and allocated costs of internal counsel) that may be incurred by or asserted against any Indemnified
Party, in each case arising out of or in connection with or related to any of the following:

         (a)  any Project Loan,  the  Borrowing  Base Loan,
     this  Commitment   Agreement  or  any  other  Facility
     Document;

         (b)  the use of funds  advanced under the Facility
     Documents; or

         (c)  the failure of any of the  Obligated  Parties
     or any other party  controlled  by any of such parties
     to comply  fully with any and all laws  applicable  to
     it  (other  than the  Hazardous  Materials  Laws,  the
     indemnification   for  which  is  set  forth  in  each
     Environmental Indemnity),

whether  or not an  Indemnified  Party  is a party  thereto
and  whether or not the  transactions  contemplated  hereby
are   consummated,   except  to  the  extent  such  claims,
damages,  losses,  liabilities,   obligations,   penalties,
actions, judgments,  suits, costs, obligations,  penalties,
disbursements   and   expenses   are   found   in  a  final
non-appealable   judgment   by   a   court   of   competent
jurisdiction to have resulted from the gross negligence or willful misconduct of the Indemnified Party.

     Without   prejudice  to  the  survival  of  any  other
agreement  of the Company  hereunder,  the  agreements  and
obligations  of the Company  contained  in this Section 7.7
shall  (i)  survive  the  termination  of  this  Commitment
Agreement  and  the  other   Facility   Documents  and  the
payment  in full of the  Project  Loans  and the  Borrowing
Base Loan and (ii) be in addition to the indemnification obligations contained in the Environmental Indemnities.

     Section 7.8. Consultants.
                  -----------

The Company shall pay any and all valid claims of any consultants, advisors, brokers or agents whom it has retained or with whom any of them have initiated contact with respect to this Commitment Agreement who claims a right to any fees in connection with this Commitment
Agreement, and shall indemnify, defend and hold Lender harmless from such claims, whether or not they are valid.

     Section 7.9. Governing Law.
                  -------------

This Commitment Agreement shall be governed by and construed in accordance with the laws of the State of New
Mexico, other than its principles of conflicts of law.

     Section 7.10. Titles and Headings.
                   -------------------

The  titles  and   headings  of  sections  of  this
Commitment  Agreement  are  intended for  convenience  only
and  shall  not  in  any  way   affect   the   meaning   or
construction   of  any   provision   of   this   Commitment
Agreement.

     Section 7.11. Counterparts.
                   ------------

This Commitment Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which shall constitute one and the same agreement with the same effect as if all parties had signed the same signature page.

     Section 7.12. Participants.
                   ------------

Lender  may   at  any  time  sell,  assign  or grant
participations    in,   or   otherwise    transfer   to   a
Participant,   all  or  part  of  the  obligations  of  the
Obligated  Parties  under the  Facility  Documents.  Unless
the Lender is expressly  prohibited  from doing so,  Lender
agrees to notify  the  Company in writing of any such sale,
assignment,  grant  or  transfer  and the  identity  of the
transferee  within  thirty  (30) days after the  occurrence
of such event.  Without  limitation of the exclusive  right
of Lender to collect  and  enforce  such  obligations,  the
Company  agrees  and each  Obligated  Party will agree that
each  disposition  will  give  rise  to  a  debtor-creditor
relationship  of the  Obligated  Party to the  Participant,
and the Company  authorizes and each  Obligated  Party will
authorize  each  Participant,  upon  the  occurrence  of an
Event of Default,  to proceed  directly by right of setoff,
banker's  lien, or otherwise,  against any assets of any of
the Company or Project  Borrower  which may be in the hands
of such  Participant;  provided  however that the preceding
clauses of this  sentence  shall not be  construed  to give
to any  Participant  any rights  which are in  addition  to
the  rights  such   Participant   would   derive  from  the
participation     arrangement     between     Lender    and
Participant.  The  Company  authorizes  and each  Obligated
Party   will   authorize   Lender   to   disclose   to  any
prospective  Participant  and any  Participant  any and all
information   in   Lender's   possession   concerning   the
Obligated  Parties,  this Commitment  Agreement,  the other
Facility  Documents,  the Projects and the  collateral  for
the   obligations  of  the  Obligated   Parties  under  the
Facility Documents. The Lender shall obtain from every Participant its covenant to comply with the terms of
Section 7.13 hereof.

    Section 7.13. Confidentiality.
                  ---------------

The Company and Lender shall  mutually  agree on the
contents  of any  press  release,  public  announcement  or
other   public   disclosure   regarding   this   Commitment
Agreement and the  transactions  contemplated  hereunder to
be made  following  the mutual  execution  and  delivery of
this Commitment  Agreement;  provided that,  subject to the
terms of  Section  7.12,  Lender  may  disclose  the  terms
hereof  and  give  copies  of  the  Facility  Documents  to
assignees and  Participants  and to  prospective  assignees
and  Participants.  If either  party  fails to  respond  to
the other  party in writing  with  either an  approval or a
disapproval  within  five (5)  Business  Days of a  party's
receipt  of  the  other  party's  request  for  consent  or
approval  as  expressly   contemplated   pursuant  to  this
Section~7.13,  which  request  shall  have been sent to the
other  party's  notice  addressees  in the manner set forth
in  Section~7.2,  then such  consent or  approval  shall be
deemed  to have  been  given,  provided  that such five (5)
Business  Day period  shall not  commence to run unless and
until   the   other   party   shall   have   received   all
information,   materials,   documents   and  other  matters
required to be submitted  to it  hereunder  with respect to
such  consent  or  approval  and  all  other   information,
materials,   documents   and   other   matters   reasonably
essential to its decision process.

     Section 7.14. Time is of the Essence.
                   ----------------------

Time  is  of  the   essence   of  this   Commitment
Agreement.

     Section 7.15. No Third Parties Benefitted.
                   ---------------------------

This  Commitment  Agreement is made and entered into
for the sole  protection  and legal benefit of the Company,
Lender   and   the   Participants   and   their   permitted
successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Commitment Agreement or any of the other
Facility Documents. Lender shall not have any obligation to any Person not a party to this Commitment Agreement or the other Facility Documents.

    Section 7.16. Severability.
                  ------------

The   illegality   or   unenforceability   of  any
provision of this Commitment Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Commitment Agreement or any instrument or agreement required hereunder.

     Section 7.17. Jurisdiction.
                   ------------

Any  legal  action or  proceeding  with  respect  to
this  Commitment  Agreement may be brought in the courts of
the State of New  Mexico or of the  United  States  for the
District of New Mexico,  and by  execution  and delivery of
this   Commitment   Agreement,   the   Company  and  Lender
consents,  for itself and in  respect of its  property,  to
the  jurisdiction  of those courts.  The Company and Lender
irrevocably  waive any  objection,  including any objection
to the  laying  of venue or based on the  grounds  of forum
non  conveniens  which it may now or hereafter  have to the
bringing of any action or proceeding  in such  jurisdiction
in respect of this  Commitment  Agreement  or any  document
related  hereto.  The  Company  and  Lender  each waive any
personal  service  of  any  summons,   complaint  or  other
process, which may be made by any other means permitted by New Mexico law. Nothing in this Section 7.17 shall affect the right of Lender to serve legal process in any other manner permitted by law or limit the right of Lender to bring any action or proceeding against the Company or its property in the courts of any other jurisdiction.

     Section 7.18. Waiver of Jury Trial.
                   --------------------

TO THE FULLEST EXTENT  PERMITTED BY APPLICABLE  LAW,
THE COMPANY AND LENDER WAIVE THEIR  RESPECTIVE  RIGHTS TO A
TRIAL BY JURY ON ANY  CLAIM OR CAUSE OF ACTION  BASED  UPON
OR  ARISING   OUT  OF  OR   RELATED   TO  THIS   COMMITMENT

AGREEMENT,  THE OTHER LOAN  DOCUMENTS  OR THE  TRANSACTIONS
CONTEMPLATED  HEREBY OR THEREBY IN ANY  ACTION,  PROCEEDING
OR  OTHER  LITIGATION  OF ANY  TYPE  BROUGHT  BY ANY  PARTY
AGAINST ANY OTHER  PARTY,  WHETHER WITH RESPECT TO CONTRACT
CLAIMS,   TORT  CLAIMS,  OR  OTHERWISE.   THE  COMPANY  AND
LENDER  AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION  SHALL
BE  TRIED  BY  A  COURT  TRIAL  WITHOUT  A  JURY.   WITHOUT
LIMITING  THE  FOREGOING,  THE PARTIES  FURTHER  AGREE THAT
THEIR  RESPECTIVE  RIGHT  TO A TRIAL BY JURY IS  WAIVED  BY
OPERATION  OF THIS  SECTION AS TO ANY ACTION,  COUNTERCLAIM
OR OTHER  PROCEEDING  WHICH SEEKS,  IN WHOLE OR IN PART, TO
CHALLENGE   THE   VALIDITY   OR   ENFORCEABILITY   OF  THIS
COMMITMENT  AGREEMENT  OR THE OTHER LOAN  DOCUMENTS  OR ANY
PROVISION  HEREOF OR THEREOF.  THIS  WAIVER  SHALL APPLY TO
ANY  SUBSEQUENT   AMENDMENTS,   RENEWALS,   SUPPLEMENTS  OR
MODIFICATIONS  TO THIS  COMMITMENT  AGREEMENT AND THE OTHER
LOAN DOCUMENTS.

     Section 7.19. Interpretation.
                   --------------

This  Commitment  Agreement  and the other  Facility
Documents shall not be construed against Lender merely because of Lender's involvement in the preparation of such documents and agreements.

     Section 7.20. Entire Agreement.
                   ----------------

This Commitment  Agreement,  together with the other
Facility  Documents,  embodies the entire present agreement
and  understanding  among the Obligated  Parties and Lender
and  supersedes  all  prior or  contemporaneous  agreements
and  understandings  of such  persons,  verbal or  written,
relating to the subject  matter  hereof and thereof  except
for  any  prior  arrangements  made  with  respect  to  the
payment   by   the    Obligated    Parties   of   (or   any
indemnification for) any fees, costs or expenses payable to or incurred (or to be incurred) by or on behalf of Lender.

     Section 7.21. Inconsistencies.
                   ---------------

In the  event  of any  inconsistencies  between  the
terms of this  Commitment  Agreement  and the  terms of any
of the  other  Facility  Documents,  the terms of the other
Facility  Documents  shall  govern.  In  the  event  of any
ambiguity  or  inconsistency   between  the  terms  of  any
Construction   Loan  Agreement,   any  other  Project  Loan
Document or this Commitment Agreement as compared with the terms of the Project Commitment, the terms of the Project Commitment shall in all events control.

     Section 7.22. Termination Date.
                   ----------------

The  terms  and   provisions  of  this   Commitment
Agreement  shall  continue  in force and  effect  until the
Termination Date;  provided however,  that  notwithstanding
any  other  provision  herein  or  in  any  other  Facility
Document to the  contrary,  so long any  principal  remains
outstanding  with  respect  to  any  Project  Loan  or  the
Borrowing  Base Loan,  or the Lender has any  obligation to
any  Obligated  Party  pursuant  to the  provisions  of any
Facility   Document,   the  obligations  of  the  Obligated
Parties set forth herein shall remain in full force and effect until the date on which the Lender has no further obligations, even if such date is beyond the Termination
Date.

    IN WITNESS WHEREOF,  Lender and the Company has caused
this   Commitment   Agreement  to  be  duly   executed  and
delivered as of the date first above written.


                           AMREP SOUTHWEST, INC.,
                           a New Mexico corporation

                           By:  /s/ James Wall
                              ---------------------------------------
                           Printed Name: James Wall
                                        -----------------------------
                           Title: President and Chairman of the Board
                                 ------------------------------------


                           RESIDENTIAL FUNDING CORPORATION,
                           a Delaware corporation

                           By:  /s/ Donald V. Pierce
                              --------------------------------------
                           Printed Name: Donald V. Pierce
                                        ----------------------------
                           Title: Director of Structured Finance
                                 -----------------------------------

             EXHIBIT A TO COMMITMENT AGREEMENT

    CONDITIONS TO OBLIGATION OF LENDER TO MAKE COMMITMENT


     The  obligation  of the Lender to make enter into this
Commitment   Agreement  is  conditioned   upon  the  Lender
having received, in form and substance satisfactory to Lender, each of the following:

         1.   An  executed   original  of  this  Commitment
     Agreement.

         2. A favorable opinion from counsel for the Obligated Parties, which such opinion may be in the form of one or more opinions, and may be from one or more counsel, with respect to the following, or such other matters as are covered in the opinion(s) of counsel accepted by the Lender with respect to this Commitment Agreement:

              (a) The   Company  is  duly   organized   and
         validly  existing as a corporation  under the laws
         of the  State  of New  Mexico.  AMREP  Corporation
         is  duly  organized  and  validly  existing  as  a
         corporation  under  the  laws of the  State of New
         Mexico.  AMREPCO  is duly  organized  and  validly
         existing  as a  corporation  under the laws of the
         State of  Colorado.  Shasta  Real  Estate  is duly
         organized  and validly  existing as a  corporation
         under  the laws of the State of  California.  Each
         of such  Obligated  Parties is duly  qualified  to
         do  business   and  in  good   standing  in  every
         jurisdiction  where  its  business  or  properties
         require such  qualification  and has all requisite
         power  and   authority  to  own  and  operate  its
         properties and to carry on its business as now conducted.

              (b) Each of the Obligated Parties has the power and authority to execute and deliver, and perform its obligations under, those Facility
         Documents to which each such Obligated Party is a party.

             (c) The execution,  delivery and  performance
         by the Company of the  Commitment  Agreement  have
         been duly  authorized by all necessary  action and
         do not and will  not  (i) contravene  the  charter
         or  organizational  documents  of the  Company  or
         any  partnership  agreement  or charter  documents
         of any  other  entity;  (ii) contravene  any  law,
         rule  or   regulation   or,   to  such   counsel's
         knowledge  (after due  investigation),  any order,
         writ,  judgment,   injunction  or  decree  or  any
         contractual  restriction  binding on or  affecting
         the   Company;   (iii)~require   any  approval  or
         consent  of any  shareholder  or any other  Person
         other than  approvals or consents  which have been
         previously  obtained  and  disclosed in writing to
         Lender;  (iv)~to such counsel's  knowledge  (after
         due  investigation),  result  in a  breach  of  or
         constitute a default  under any  indenture or loan
         or  credit   agreement  or  any  other  agreement,
         lease or  instrument  to which  the  Company  is a
         party  or by which  or any of its  properties  may
         be bound or  affected;  or (v)~to  such  counsel's
         knowledge after due  investigation,  result in, or
         require the  creation or  imposition  of, any lien
         of any nature  (other than the liens  contemplated
         by  the   Commitment   Agreement)   upon  or  with
         respect  to any of the  properties  now  owned  or
         hereafter  acquired  by the  Company  and, to such
         counsel's   knowledge,   the  Company  is  not  in
         default  under  any such  law,  rule,  regulation,
         order,  writ,  judgment,   injunction,  decree  or
         contractual restriction or any such indenture, agreement, lease or instrument.

              (d) The  Commitment  Agreement  has been duly
         executed  and   delivered  and   constitutes   the
         legal,   valid  and  binding   obligation  of  the
         Company   enforceable   in  accordance   with  its
         terms,  except as  enforceability  may be  limited
         by   bankruptcy,    insolvency,    reorganization,
         moratorium  or similar laws  affecting  creditor's
         rights  generally  and by  general  principles  of
         equity.  The remaining  Facility  Documents,  when
         executed   and   delivered   by   the   applicable
         Obligated   Party,   will  constitute  the  legal,
         valid and binding  obligations  of the  applicable
         Obligated  Party,  enforceable in accordance  with
         their respective  terms,  except as enforceability
         may  be   limited   by   bankruptcy,   insolvency,
         reorganization,   moratorium   or   similar   laws
         affecting   creditor's  rights  generally  and  by
         general principles of equity.

              (e) No  authorization  or  approval  or other
         action  by, and no notice to or filing  with,  any
         governmental   authority  or  regulatory  body  is
         required  for  the  due  execution,  delivery  and
         performance  by any of the  Obligated  Parties  of
         the  Facility  Documents to which each such entity
         is  a  party  or  any  other   document   executed
         pursuant thereto or in connection therewith.

              (f) To such  counsel's  knowledge  (after due
         investigation),    there   is   no    pending   or
         threatened    action,    suit,    proceeding    or
         arbitration  against or  affecting  the Company or
         any   of  its   Affiliates   before   any   court,
         governmental agency or arbitrator which, has a substantial likelihood of becoming litigation, an action or a proceeding which is material to the operations of the Company or such Affiliate.

              (g) Such  other   opinions  as  Lender  shall
         reasonably request.

     4.  Copies  of  the  Articles  of  Incorporation   and
By-laws for the  Company,  AMREP  Corporation,  AMREPCO and
Shasta Real Estate together with a certificate of good standing or similar document from the Secretary of State of the state of each such entity's organization.

     5.  Copies   of  the   resolutions   adopted   by  the
Company,   AMREP  Corporation,   AMREPCO  and  Shasta  Real
Estate authorizing each such entity to obligate itself with respect to this Commitment Agreement and the other
Facility Documents and authorizing certain officers to execute and deliver this Commitment Agreement and the other Facility Documents.

     6. Payment of all costs and expenses incurred by Lender, including, without limitation, the fees and costs of its legal counsel, in connection with the preparation, execution and delivery of this Commitment Agreement.

               EXHIBIT B TO COMMITMENT AGREEMENT

                PROJECT UNDERWRITING DOCUMENTS

A.   GENERAL PROJECT INFORMATION:

     1.  Summary description of proposed project.
     2.  Purchase contract for Land or Lots.
     3.  Cash flow  analysis,  which shall  include (i) the
         proposed  Budget   (including  a  line  item  cost
         breakdown   and   breakdown   between   costs   of
         acquisition of the Land or Lots, costs related to Development Work and costs related to the Homes), (ii) the proposed Construction Progress
         Schedule, (iii) profitability summary and (iv) source and use of funds statement.
     4. An Appraisal Report(s) setting forth (i) a value for the Land or each Lot with the proposed project, (ii) a value for each floor plan of Home to be included within the proposed project and (iii) a market report supporting absorption rates and information on the various model types of Homes.
     5.  The plat relating to such project.
     6.  Evidence of site plan approval.
     7.  Evidence of proper zoning.
     8.  Title Commitment.

B.   CONSTRUCTION INFORMATION AND DOCUMENTS:

     1.  Site plan.
     2. Plans and Specifications and renderings/elevations of Plans and Specifications.
     3.  ALTA survey.
     4.  Phase I environmental report.
     5.  Letters regarding utility availability and/or development agreement.
     6.  Building permits.

C.   PROJECT LEGAL DOCUMENTS

     1.  Proposed or  recorded  covenants,  conditions  and restrictions.
     2.  If   applicable,   a  copy   of  the   homeowner's
         association articles of incorporation, by-laws and budget.

                  EXHIBIT C TO COMMITMENT AGREEMENT

                        PROJECT REQUIREMENTS

------------------------------------------------------------

GENERAL                 A  proposed   Project  may  utilize
                        proceeds of a Project  Loan for any
                        of the following:  (i)  acquisition
                        of the  Land  and  construction  of
                        the  Development  Work  and  Homes,
                        (ii)  acquisition  of the  Land and
                        construction   of  the  Development
                        Work,   in  order   to  allow   the
                        finished  lots to be sold to  other
                        builders,  or (iii)  acquisition of
                        the  Land and  construction  of the
                        Homes.

                        To  the  extent   approved  by  the
                        Lender  in its  sole  and  absolute
                        discretion,  a proposed Project may
                        also   utilize   proceeds   of  the
                        Project    Loan   to   finance   or
                        refinance  Land  presently  held by
                        the  Company,   including  but  not
                        limited  to  Land  as to  which  no
                        Development  Work  or  Construction
                        Improvements    are    contemplated
                        during  the  term  of the  Facility
                        Documents.

                        A  proposed  project  may be one of
                        several projects  anticipated to be
                        developed  by the Project  Borrower
                        in a single contiguous development.
------------------------------------------------------------
------------------------------------------------------------

ENTITLEMENT RISK        All  proposed   Projects   must  be
                        suitable   for  and   substantially
                        entitled  for the  commencement  of
                        the  Development  Work  and/or  the
                        Homes,  as  applicable,   including
                        the   relative   on  and   off-site
                        improvements.   The  Land  must  be
                        fully  entitled,  and  the  Project
                        Borrower  must be able to  commence
                        development  of  the  Project,   as
                        contemplated    by   the    Project
                        Underwriting    Documents,     upon
                        payment  of fees  to the  governing
                        municipality.
------------------------------------------------------------
------------------------------------------------------------

GEOGRAPHIC REGION       Limited    to   the    States    of
                        California,    Colorado   and   New
                        Mexico.
------------------------------------------------------------
------------------------------------------------------------

PROJECT SIZE            The size of each  Project  shall be
LIMITATIONS             limited  to  the  number  of  units
                        which can be absorbed  prior to the
                        date on which  the  portion  of the
                        Loan  disbursed for such Project is
                        required    to   be   repaid   (see
                        "DEVELOPMENT  LIFE  CYCLE"  below),
                        provided  however  that in no event
                        shall  the  size  of  any   Project
                        exceed  one  hundred   fifty  (150)
                        units.
------------------------------------------------------------
------------------------------------------------------------

------------------------------------------------------------

SALES PRICES            The  base  sales   prices  for  the
                        Units shall not exceed $300,000.
------------------------------------------------------------
------------------------------------------------------------

START LIMITATIONS       The  phasing  of  the   Development
                        Work   will  be   based   upon  the
                        economics and  physical
                        requirements of the Project.
------------------------------------------------------------
------------------------------------------------------------

COMMENCEMENT OF WORK    The Development  Work or the Homes,
                        as  applicable,  for a Project must
                        commence  within  three (3)  months
                        of  the  date  of  the   applicable
                        Construction Loan Agreement.
------------------------------------------------------------
------------------------------------------------------------

PROJECT LOAN MATURITY   All  outstanding  borrowings of the
DATE                    Project  Loan  with  respect  to  a
                        Project  shall be due and  owing on
                        or   before   the   Project    Loan
                        Maturity Date.

                        The  Project  Loan  Maturity  Dates
                        will   be   determined   for   each
                        Project,  but will not  exceed  (i)
                        thirty  six  (36)  months  from the
                        date  of  the   Construction   Loan
                        Agreement,  or (ii) the Termination
                        Date.
------------------------------------------------------------
------------------------------------------------------------

ADVANCE RATES           The Advance  Rates for the Projects
                        shall be as follows:
                                 (1)  to acquire  the Land,
                             that amount  which is equal to
                             the  acquisition  price of the
                             Land,  less that amount  which
                             is equal  to 15% of the  total
                             budgeted  costs to acquire the
                             Land    and    complete    the
                             Development Work; plus
                                 (2)  100% of the  costs of
                             the Development Work;

                        provided  however  that the Project
                        Loan  Amount  shall not  exceed 70%
                        of  the   Value  of  the   Project;
                        provided  further  however  that in
                        the event the Project  Borrower has
                        owned  the  Land  for  ten  (10) or
                        more   years,   subpart  (1)  above
                        shall not be applicable.

                        In the  event the  Lender  approves
                        the use of  proceeds of the Project
                        Loan to finance or  refinance  Land
                        presently   held  by  the   Project
                        Borrower,    the    Advance    Rate
                        relating to such refinancing  shall
                        be  set  forth  in  the  applicable
                        Project  Commitment and shall be in
                        addition to and  independent of the
                        Advance  Rates  set  forth  in  the
                        preceding paragraphs.
------------------------------------------------------------
------------------------------------------------------------

                 EXHIBIT D TO COMMITMENT AGREEMENT

                     FORM OF PROJECT COMMITMENT

                        [LETTERHEAD OF LENDER]

                          PROJECT COMMITMENT


Commit Date


Borrower/lc
c/o AMREP Southwest, Inc.
333 Rio Rancho Drive
Rio Rancho, New Mexico 87124
Attention:    Mohan Vachani
              Senior Vice President


Ladies and Gentlemen:

     In  accordance  with  and  subject  to the  terms  and
conditions  of  the  Commitment   Agreement   dated  as  of
February  20,  1998 (the  "Commitment  Agreement")  between
Residential  Funding  Corporation,  a Delaware  corporation
(the "Lender") and AMREP Southwest, Inc., a New Mexico corporation (the "Company"), the Lender is pleased to confirm that the Lender agrees to make a loan to the Project Borrower specified below with respect to the Project specified below, substantially upon the terms outlined in this Project Commitment. Capitalized terms used herein shall have the meanings assigned those terms in the Commitment Agreement.


------------------------------------------------------------
GENERAL
------------------------------------------------------------
------------------------------------------------------------

PROJECT                         ProjectName
------------------------------------------------------------
------------------------------------------------------------

PROJECT BORROWER                Borower/lc
------------------------------------------------------------
------------------------------------------------------------

GUARANTOR                      AMREP Corporation, an
                               Oklahoma corporation  and
                               AMREP Southwest, Inc., a
                               New Mexico corporation
------------------------------------------------------------
------------------------------------------------------------

------------------------------------------------------------
PROJECT INFORMATION
------------------------------------------------------------
------------------------------------------------------------

DESCRIPTION OF PROJECT         Select appropriate language
                               ACQUISITION OF LAND/LOTS:
                               Acquisition of land for a UnitNo
                               - unit residential subdivision
                               located in ProjectCounty County
                               in the State of ProjectState.
                               -----------------------------
                               -----------------------------

                               BULK LAND FINANCING: Insert
                               appropriate language.
                               -----------------------------
                               -----------------------------

                               DEVELOPMENT WORK:  The work
                               of development to be
                               performed on or with
                               respect to the Land
                               (including, without
                               limitation, the
                               installation of utilities,
                               roads and all related
                               on-site and off-site
                               improvements) in connection
                               with the development of the
                               Land for the subsequent
                               construction thereon of
                               Homes, all of which work
                               and construction shall be
                               completed by or on behalf
                               of the Project Borrower in
                               accordance with the Plans
                               and Specifications, but
                               shall not include the Homes.
                               -----------------------------
                               -----------------------------

                               HOMES:  The Project Borrower
                               shall use proceeds of the
                               Borrowing Base Loan to
                               construct the Homes on the
                               Land in accordance with the
                               Plans and Specifications,
                               which Homes shall include
                               UnitNo(wds/#) Select
                               apprproriate language
                               single-family detached
                               homes / condominium homes /
                               attached townhomes in a
                               subdivision commonly known
                               as ProjectName  located in
                               ProjectCounty County, State
                               of ProjectState.
------------------------------------------------------------
------------------------------------------------------------

BUDGET                         The Budget for the
                               Acquisition Amount and the
                               Development Amount is
                               attached hereto as Schedule
                               1.
------------------------------------------------------------
------------------------------------------------------------

VALUE                          The Value for the Project
                               is equal to.
------------------------------------------------------------
------------------------------------------------------------

INSPECTOR                      Inspector, or such other
                               inspector(s)  or
                               engineer(s) engaged by
                               Lender, at the expense of
                               the Project Borrower, to
                               provide to Lender
                               consultation services in
                               connection with the Project.
------------------------------------------------------------
------------------------------------------------------------

------------------------------------------------------------

CONSTRUCTION PROGRESS SCHEDULE Select appropriate language
                               Construction of the Project
                               will commence no later
                               than NUMBER OF DAYS
                               days from the date
                               of this Project Commitments
                               and will continue in
                               accordance with Section
                               6.11 of the Construction
                               Loan Agreement.
                               OR
                               Construction of the Project
                               has previously commenced
                               and will continue in
                               accordance with Section
                               6.11 of the Construction
                               Loan Agreement.  The
                               foregoing statement shall
                               constitute, for purposes of
                               Section 6.3 of the
                               Construction Loan
                               Agreement,  the Lender's
                               approval of the Project
                               Borrower's commencement of
                               construction prior to the
                               date of the Project Loan
                               Documents, provided the
                               Project Borrower delivers
                               to the Lender a Title
                               Policy meeting the
                               requirements of the
                               Construction Loan Agreement.
------------------------------------------------------------
------------------------------------------------------------

------------------------------------------------------------
CERTAIN TERMS OF THE PROJECT LOAN
------------------------------------------------------------
------------------------------------------------------------

PROJECT LOAN AMOUNT            Amount($), of which amount (i)
                               is the Acquisition Amount and
                               (ii)  is the Development
                               Amount.  The Project Loan
                               Amount, the Acquisition
                               Amount and the Development
                               Amount  may each be
                               adjusted from time to time
                               by mutual consent of the
                               Lender and the Project
                               Borrower evidenced by a
                               written statement or
                               agreement executed and
                               delivered by the Lender and
                               the Project Borrower.
                               -----------------------------
                               -----------------------------

                               Proceeds of the Project
                               Loan are not available to
                               be disbursed with respect
                               to the construction of the
                               Homes.  Proceeds of the
                               Specify California, Colorad
                               or New Mexico Borrowing Base
                               Loan shall be used to finance
                               such construction.
------------------------------------------------------------
------------------------------------------------------------

LETTERS OF CREDIT              Insert applicable information
------------------------------------------------------------
------------------------------------------------------------

PROJECT LOAN COMMITMENT FEE    Simultaneous with the
                               closing of the Project
                               Loan, and on each
                               anniversary date
                               thereafter, the Project
                               Borrower shall pay to the
                               Lender the Project Loan
                               Commitment Fee, which is an
                               annual amount, payable in
                               advance, equal to one-half
                               of one percent (0.50%) of
                               the Project Loan Amount, as
                               the Project Loan Amount is
                               determined on the day such
                               amount is due and payable.
------------------------------------------------------------
------------------------------------------------------------

INTEREST RATE                  The Project Loan shall bear
                               interest at a rate equal to
                               the Prime Rate plus one
                               percent (1%).
------------------------------------------------------------
------------------------------------------------------------

ADVANCE RATE                   Proceeds of the Project
                               Loan may be advanced to
                               fund the following:
                               SELECT APPROPRIATE LANGUAGE
                                    (1) to acquire the
                               Land, that amount which is
                               equal to the acquisition
                               price of the Land, less
                               that amount which is equal
                               to 15% of the total
                               budgeted costs to acquire
                               the Land and complete the
                               Development Work; plus
                                    (1) [LANGUAGE RE BULK
                               LAND ADVANCE RATE]
                                    (2) 100% of the costs
                               of the Development Work,
                               provided however that the
                               Project Loan Amount shall
                               not exceed 70% of the Value
                               of the Project.
------------------------------------------------------------
------------------------------------------------------------

ADDITIONAL LIMITATIONS ON      Additional Limits on
DISBURSEMENTS                  Disbursement
------------------------------------------------------------
------------------------------------------------------------

REPAYMENT OF PRINCIPAL         Principal of the Project
                               Loan shall be due and
                               payable as follows: Adjust
                               language as necessary to
                               reflect bulk land financed.
                               -----------------------------
                               -----------------------------

                                    (1) upon the closing
                               of a Lot or Unit in the
                               Project, the principal
                               amount of the Project Loan
                               to be repaid by the Project
                               Borrower shall be an amount
                               equal to one hundred twenty
                               percent (120%) of the total
                               amount of the Project Loan
                               budgeted for (i) the
                               acquisition of the Lot,
                               (ii) the Development Work
                               for such Lot and (iii) all
                               other costs related to such
                               Lot, until such time as the
                               total amount of the Project
                               Loan budgeted for the
                               Project has been paid in
                               full; and
                               -----------------------------
                               -----------------------------

                                    (2) if the full amount
                               of the Project Loan has not
                               been repaid on or before
                               the Project Loan Maturity
                               Date, the Project Borrower
                               shall on such Project Loan
                               Maturity Date repay the
                               entire remaining principal
                               amount of the Project Loan;
                               and
                               -----------------------------
                               -----------------------------

                                    (3) on any date that
                               the Lender makes any
                               payment to with respect to
                               a Letter of Credit, the
                               Project Borrower shall pay
                               to the Lender an amount
                               equal to the amount so paid
                               by the Lender with respect
                               to the Letter of Credit.
------------------------------------------------------------
------------------------------------------------------------

------------------------------------------------------------
PROJECT LOAN MATURITY DATE     The first to occur of (i),
                               MaturityDate, which is the date #
                               of monthsmonths from the date of
                               the Project Loan Documents (as
                               such date may be extended
                               in writing by the Lender
                               and the Project Borrower
                               from time to time), or (ii)
                               the date on which the
                               Project Loan is required to
                               be repaid pursuant to
                               Section 8.2 of the
                               Construction Loan Agreement.
------------------------------------------------------------
------------------------------------------------------------

------------------------------------------------------------
PROJECT LOAN DOCUMENTS
------------------------------------------------------------
------------------------------------------------------------

PROJECT UNDERWRITING           Remaining Project Underwriting
DOCUMENTS REMAINING TO BE      Documents
DELIVERED PRIOR TO CLOSING
OF PROJECT LOAN
------------------------------------------------------------
------------------------------------------------------------

PROJECT LOAN DOCUMENTS         Construction Loan Agreement
                               Note
                               Deed of Trust
                               Guaranty from AMREP Corporation
                               Delete if NA Guaranty from
                                AMREP Southwest
                               Environmental Indemnity
                               Assignment
                               UCC-1 Financing Statement
                               Construction Agreements
                               Title Policy
                               Plans and Specifications
------------------------------------------------------------
------------------------------------------------------------

OTHER REQUIRED DOCUMENTS       Prior to closing this
                               transaction, Project
                               Borrower shall deliver to
                               Lender the following:

                               Other Required Documents
------------------------------------------------------------


     This  Project   Commitment  is  conditioned  upon  the
absence  of  (i)  any  material   adverse   change  in  the
financial   condition,   operations  or  prospects  of  the
Company  since  the  date  of  the  most  recent  financial
statements  delivered to the Lender,  and (ii) any material
action,    suit   or   proceeding    (including,    without
limitation,   any  inquiry  or  investigation)  pending  or
threatened with respect to the Company that could result in a Material Adverse Change.

     The Project Loan Documents shall be prepared by counsel to the Lender and shall be satisfactory to the Lender. Project Borrower shall be obligated to pay all costs and expenses incurred to satisfy all conditions precedent, whether or not any funds of the Project Loan are advanced with respect to the Project. The Lender shall not be responsible or liable for consequential damages which may be alleged as a result of the issuance of this Project Commitment.


    Project  Borrower  and the Company  agree to indemnify
and  hold  harmless  Lender  from  liabilities   (including
costs of  settlement)  arising out of or resulting from the
transactions   contemplated  by  this  Project  Commitment,
other   than   liabilities   resulting   from   the   gross
negligence  or willful  misconduct  of the  Lender,  and to
reimburse  the  Lender  for   reasonable   legal  or  other
expenses   incurred  in  connection  with  the  defense  or
preparation of the defense of any such liability.

     The  provisions  of  the  immediately   preceding  two
paragraphs  shall survive any  termination  of this Project
Commitment.

     This Project  Commitment  shall  terminate  unless (a)
this  Project   Commitment   is  accepted  by  the  Project
Borrower  on or  before  and (b)  definitive  Project  Loan
Documents, satisfactory in form and substance to the Lender, have been entered into on or before or such later date as is mutually agreeable to the Lender and the Project Borrower.

                           Sincerely,

                           RESIDENTIAL FUNDING CORPORATION


                           By:______________________________

                           Printed Name:____________________

                           Title:___________________________




                           TERMS ACCEPTED:

                           AMREP SOUTHWEST, INC.,
                           a New Mexico corporation


                           By:______________________________

                           Printed Name:____________________

                           Title:___________________________



                           Delete unless different from AMREP
                            Southwest

                           BORROWER/UC,
                           BorrowerType

                           By:______________________________

                           Printed Name:____________________

                           Title:___________________________

             SCHEDULE 1 TO PROJECT COMMITMENT

           BUDGET FOR ACQUISITION AND DEVELOPMENT

               EXHIBIT E TO COMMITMENT AGREEMENT

                    FORM OF EXTENSION REQUEST


Residential Funding Corporation
8400 Normandale Lake Boulevard
Suite 600
Minneapolis, Minnesota  55437
Attention:   Managing Director, Construction Finance

Gentlemen/Ladies:

     In  accordance   with   Section 2.4  of  that  certain
Commitment  Agreement  dated as of  February  20, 1998 (the
"Commitment Agreement"),  between AMREP Southwest,  Inc., a
New Mexico  corporation,  and you, the  undersigned  hereby
notifies  you of its  election to request an  extension  of
the  Project   Loan   Availability   Termination   Date  to
_________  __, 199_ and the  Termination  Date to _________
__, 199_.

     Please indicate Lender's consent to such extension by signing the attached copy of this letter in the space provided below and returning the same to the undersigned.

                       Very truly yours,


                       AMREP SOUTHWEST, INC.,
                       a New Mexico corporation

                       By:__________________________________

                       Printed Name:________________________

                       Title:_______________________________

                   CONSENT TO EXTENSION

     RESIDENTIAL FUNDING  CORPORATION,  as Lender under the
Commitment   Agreement   dated  as  of  February  20,  1998
between  the  Lender  and  AMREP  SOUTHWEST,  INC.,  a  New
Mexico  corporation,  consents  to  the  extensions  of the
Project   Loan    Availability    Termination    Date   and
Termination Date, as requested above.


                       RESIDENTIAL FUNDING CORPORATION,
                       a Delaware corporation


                       By:__________________________________

                       Name:________________________________

                       Title:_______________________________